Exhibit 10.3

AMENDMENT TO THE

HOMESTREET, INC. 401(k) SAVINGS PLAN

HomeStreet, Inc., pursuant to Article XIII, Paragraph A, of the HomeStreet, Inc. 401(k) Savings Plan (the “Plan”), hereby amends the Plan in the following respect, effective as of January 1, 2011:

Article III, Paragraph C, is hereby amended to read as follows, so that it refers to the January 1, 2011 restatement date instead of the prior July 1, 2008 restatement date:

C. Eligibility to Make Employee Pre-Tax Contributions. Each Employee who is not otherwise excluded by reason of Paragraph A of this Article III shall become eligible to make Employee pre-tax contributions under Paragraph B of Article IV upon the later of January 1, 2011, or immediately following the later of the Employee’s employment date or attainment of age 18 and shall be enrolled as a Participant for this purpose as soon as administratively feasible following completion of such requirement.

IN WITNESS WHEREOF, the Employer has caused this amendment to be adopted as of this 24th day of February, 2011.

HOMESTREET, INC.

By	/s/ Pamela J. Taylor
Its	SVP/H Director

HOMESTREET, INC.

401(k) SAVINGS PLAN

AS OF JANUARY 1, 2011

D.	Other Eligibility Provisions	10

ARTICLE IV	Contributions	11

A.	Employer Discretionary Profit Sharing Contribution	11
B.	Employee Pre-Tax Contributions	11
C.	Employer Matching Contributions	14
D.	Nondiscrimination Test Applicable to Employee Pre-Tax Contributions	14
E.	Nondiscrimination Test Applicable to Employer Matching Contributions	17
F.	Distribution of Excess Aggregate Contributions	19
G.	Hardship Withdrawals of Employee Pre-Tax Contributions	21
H.	Date of Payment	22
I.	Profit Sharing Plan	22

ARTICLE V	Participant’s Accounts, Valuation, Maximum Contribution	22

A.	Participant’s Accounts	22
B.	Allocations of Contributions	22
C.	Active Participants Receive Allocations of Employer Discretionary Profit Sharing Contributions	23
D.	Trust Valuation	23
E.	Maximum Contributions	24
	1. Annual Addition	24
	2. Excess Annual Addition	24
F.	Forfeitures and Reinstatement of Forfeitures	25

ARTICLE VI	Nonforfeitable Accrued Benefit	26

A.	Allocations Not Vested	26
B.	Vesting Period	26
C.	Amendment to Vesting Computation Period or Vesting Schedule	27
D.	Full Vesting	28
E.	Participant’s Commencement of Excluded Employment	28
F.	Transfer of Participants	28

ARTICLE VII	Distribution of Benefits	29

A.	Retirement Age and Options	29
	1. Employment After Normal Retirement Age	29
	a. Election to Receive Benefits While Still Employed	29
	b. Required Receipt of Benefits	29
	2. Date of Retired Participant’s First Payment	30
	3. Deferral of Benefits	30
	4. Form of Payment	30
	6. Minimum Required Distribution Under Final Regulations	30
	6. Minimum Required Distribution Under Final Regulations	30
B.	Death	35
	1. Death Prior to Commencement of Benefits	35
C.	Disability	37
D.	Termination of Employment	37

E.	Time of First Payment	38
F.	Distribution of Allocation Attributable to Last Year of Participation	38
G.	Distribution to Minors or Incompetents	39
H.	No Reduction in Benefits by Reason of Increase in Social Security Benefits	39

ARTICLE VIII Provision Against Anticipation		40

A.	No Alienation of Benefits	40
B.	Qualified Domestic Relations Orders	40
C.	Assignment of Benefits	41

ARTICLE IX Loans to Participants		42

ARTICLE X Administrative Committee - Named Fiduciary and Administrator		43

A.	Appointment of Committee	43
B.	Committee Action	43
C.	Rights and Duties	44
D.	Investments	44
E.	Information - Reporting and Disclosure	44
F.	Standard of Care Imposed Upon the Committee	45
G.	Allocation and Delegation of Responsibility	45
H.	Bonding	45
I.	Claims Procedure	45
J.	Funding Policy	46
K.	Indemnification	46
L.	Compensation, Expenses	46

ARTICLE XI Investment of Trust Funds		46

A.	Investment of Employee Pre-Tax Contribution Accounts, Employer Matching Contribution Accounts, and Rollover Accounts	46
B.	Standard of Care Imposed Upon Trustee	47

ARTICLE XII Mergers and Consolidations		47

ARTICLE XIII Amendment and Termination of Plan and Trust		47

A.	Right to Amend and Terminate	47
B.	No Revesting	48
C.	Exclusive Benefit of Employees	48
D.	Termination	48

ARTICLE XIV Top Heavy Plans Defined and Other Definitions		49

A.	Top Heavy Plan	49
B.	Additional Definitions for Use in this Article and Article XV	49
	1. Accrued Benefits	49
	2. Controlled Group	50
	3. Determination Date	50
	4. Key Employee	50
	5. Minimum Benefit Accrual	51

	6. Non-key Employee	51
	7. Permissively Aggregated	51
	8. Required Aggregation Group	51

ARTICLE XV Additional Requirements Applicable to Top Heavy Plans		51

A.	Minimum Vesting Requirements	51
B.	Minimum Employer Contributions	52
	1. General Rule	52
	2. Exceptions	52
	3. Employee Participating in Defined Benefit Plan	53
	4. Specific Rules	53

ARTICLE XVI Right to Discharge Employees		53

ARTICLE XVII Return of Contributions; Declaration of Trust Contingent on Internal Revenue Service Approval		53

ARTICLE XVIII Rollover Contributions; Trust to Trust Transfers		54

A.	Rollover Contributions To This Plan	54
B.	Trust to Trust Transfers	55
C.	Definitions	55
	1. Eligible Rollover Distribution	55
	2, Eligible Retirement Plan	55
	3. Distributee	56
	4. Direct Rollover	56

ARTICLE XIX Transfers of Employment		56

v

HOMESTREET, INC.

401(k) SAVINGS PLAN

THIS AGREEMENT is made and entered into at Seattle, Washington, by and between HomeStreet, Inc. (known as Continental, Inc. prior to May 15, 2000), HomeStreet Bank (known as Continental Savings Bank prior to May 15, 2000), and HomeStreet Capital Corporation (known as Continental Mortgage Company, Inc. prior to May 15, 2000), Washington corporations having their principal place of business at Seattle, Washington, hereinafter called the “Employer.”

WHEREAS, effective January 1, 1976, the Employer established for the exclusive benefit of its Employees eligible to participate, and their beneficiaries, a profit sharing plan to accumulate from profits a fund for the payment of retirement benefits;

WHEREAS, effective July 1, 1999, the Plan was amended and restated as a 401(k) savings and employee stock ownership plan;

WHEREAS, effective May 1, 2000, the Plan was amended and restated to change the names of the co-sponsors of the Plan effective May 15, 2000; to remove the Windermere Mortgage Services LLCs as co-sponsors of the Plan effective May 1, 2000; to authorize the direct transfer in-kind on or after May 1, 2000 of the Plan account balances (except shares of HomeStreet, Inc. stock) of all current and certain former employees of the Windermere Mortgage Services LLCs (the “WMS LLCs”) to the Windermere Mortgage Services LLCs 401(k) Savings Plan and Trust (the “WMS 401(k) Plan”);

WHEREAS, the Plan was also previously amended and restated for compliance with other applicable law and to make certain other design changes;

WHEREAS, effective January 1, 2011, the Board of Directors of HomeStreet, Inc. wishes to (1) spin-off the ESOP portion of this Plan into a separate plan to be known as the HomeStreet, Inc. Employee Stock Ownership Plan and Trust (the “ESOP”), so that this Plan is no longer an employee ownership plan and is instead only a profit sharing plan with 401(k) and 401(m) features , (2) rename this Plan the HomeStreet, Inc. 401(k) Savings Plan, (3) incorporate previously adopted amendments, and (4) make certain other administrative changes to the Plan;

NOW, THEREFORE, it is agreed that the Plan shall be amended and restated in its entirety, effective as of January 1, 2011, or such other applicable dates as specifically provided herein, as follows:

ARTICLE I

Name

The Plan shall be known as the HomeStreet, Inc. 401(k) Savings Plan (the “Plan”). The Plan and its Trust were previously known as (1) the HomeStreet, Inc. 401(k) Savings and Employee Stock Ownership Plan and Trust from May 15,2000 through December 31, 2010,

(2) the Continental, Inc. 401(k) Savings and Employee Stock Ownership Plan and Trust from July 1, 1999 through May 14, 2000, and (3) the Continental, Inc. Profit Sharing Plan and Trust prior to July 1, 1999. This amended and restated Plan controls the rights of all Participants who accrue benefits hereunder on or after January 1, 2011. The rights of persons who received Plan benefits prior to January 1, 2011, or persons who terminated employment with the Employer before January 1, 2011 with a vested Accrued Benefit, are controlled by the terms of the Plan in existence prior to January 1, 2011.

ARTICLE II

Definitions

A. “Accrued Benefit” means the balance of a Participant’s accounts at any time.

B. “Anniversary Date” means the last day of each Plan Year.

C. “Board” means the Board of Directors of HomeStreet, Inc.

D. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

E. “Committee” means the Administrative Committee appointed by the Board.

F. “Compensation” for Plan contribution purposes for Employees other than Single Family Retail Permanent Loan Officers and residential branch managers means an Employee’s regular base salary or wages from the Employer before any deferral of income pursuant to Paragraph B of Article IV and before any salary reduction contributions to the Employer’s Internal Revenue Code Section 125 flexible benefits plan and Code Section 132(f)(4) transportation fringe benefit plan} if any, but excluding all incentive-based compensation, bonuses, overtime, commissions, Employer contributions hereunder pursuant to Paragraphs A and C of Article IV, Employer contributions to any other similar retirement plan, and payments by the Employer (other than Section 125 contributions) on account of medical, disability and life insurance. Notwithstanding the foregoing, for purposes of computing Employee Pre-Tax Contributions under Paragraph B of Article IV, Compensation shall also include one hundred percent (100%) of short-term incentive-based compensation, bonuses, overtime, and commissions for a Plan Year (“Variable Compensation”), and for purposes of computing Employer Matching Contributions under Paragraph C of Article IV, Compensation shall also include fifty percent (50%) of such Variable Compensation, provided, however, that the total amount of Compensation considered may not exceed the Internal Revenue Code Section 401(a)(l 7) limits as described later in this Paragraph F.

“Compensation” for Plan contribution purposes for Single Family Retail Permanent Loan Officers means 40% of commissions, draws, bonuses, and base salary, up to $50,000. Compensation is subject to the Internal Revenue Code Section 401(a)(17) limits as described later in this Paragraph G and is determined before any deferral of income pursuant to Paragraph B of Article IV and before any salary reduction contributions to the Employer’s Internal Revenue Code Section 125 flexible benefits plan and Code Section 132(f)(4)

transportation fringe benefit plan, if any, but excluding Employer contributions hereunder pursuant to Paragraphs A and C of Article IV, Employer contributions to any other similar retirement plan, and payments by the Employer (other than Section 125 contributions) on account of medical, disability, and life insurance. Notwithstanding the foregoing, for purposes of computing Employee Pre-Tax Contributions under Paragraph B of Article IV, Compensation for Single Family Retail Permanent Loan Officers shall include 100% of commissions, draws, bonuses, and base salary up to the Internal Revenue Code Section 401(a)(l7) limits, and for purposes of computing Employer Matching Contributions under Paragraph C of Article IV, Compensation for Single Family Retail Permanent Loan Officers means 65% of commissions, draws, bonuses, and base pay, up to the Internal Revenue Code Section 401(a)(17) limits.

“Compensation” for Plan contribution purposes for residential branch managers means 100% of base salary, short-term incentive based compensation, commissions and overrides, up to $75,000. Compensation considered may not exceed the Internal Revenue Code Section 401(a)(17) limits as described later in this Paragraph G, and is determined before any deferral of income pursuant to Paragraph B of Article IV and before any salary reduction contributions to the Employer’s Internal Revenue Code Section 125 flexible benefits plan and Code Section 132(f)(4) transportation fringe benefit plan, if any, but excluding Employer contributions hereunder pursuant to Paragraphs A and C of Article IV, Employer contributions to any similar retirement plan, and payments by the Employer (other than Section 125 contributions) on account of medical, disability and life insurance. Notwithstanding the foregoing, for purposes of computing Employee Pre-Tax Contributions under Paragraph B of Article IV, Compensation shall mean 100% of base salary, short-term incentive based compensation, commissions and overrides up to the Internal Revenue Code Section 401(a)(17) limits, and for purposes of computing Employer Matching Contributions under Paragraph C of Article IV, Compensation shall mean 100% of base salary and 50% of short-term incentive based compensation, commissions and overrides, provided, however, that the total amount of Compensation considered may not exceed the Code Section 401(a)(l 7) limits as described later in this Paragraph G.

Notwithstanding any provision of this Plan to the contrary and consistent with the Employer’s administration of the Plan, any long-term incentive compensation shall be excluded from Compensation on which the Plan contributions are based.

Effective January 1, 2009, (i) an individual receiving a differential wage payment, as defined by Code Section 3401(h)(2), is treated as an Employee of the Employer making the payment, (ii) the differential wage payment is treated as Compensation, and (iii) the Plan is not treated as failing to meet the requirements of any provision described in Code Section 414(u)(l)(C) by reason of any contribution or benefit which is based on the differential wage payment However, subsection (iii) applies only if all Employees of the Employer performing service in the uniformed services described in Code Section 3401(h)(2)(A) are entitled to receive differential wage payments (as defined in Code Section 3401(h)(2)) on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Employer, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

Effective as of January 1, 2008, for purposes of Plan contributions. Compensation shall also include Compensation received during the applicable post-severance period only to the extent included in the definition of Compensation for Code Section 415 purposes below, and unless otherwise excluded under this Article II, Paragraph F, of the Plan. Any amount includible in a Participant’s gross income due to noncompliance with Code Section 409A shall be included in Compensation for purposes of Code Section 415 limitations on contributions and benefits.

Effective January 1, 2008, for purposes of applying the Code Section 415 limitations on contributions and benefits, the following Compensation shall be considered: (1) a Participant’s regular Compensation received for services rendered during the Participant’s regular working hours that is paid during a post-severance payment period, and (2) a Participant’s Compensation for services rendered outside his regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that would have been paid to the Participant before a severance of employment had the Participant continued in employment with the Employer (provided such amounts are paid during the post-severance payment period). The post-severance period is the period from the Participant’s severance from employment until the later of 2-1/2 months after severance or the end of the Limitation Year in which severance occurred. Through December 31, 2008 only, Compensation for purposes of applying the Code Section 415 limitations on contributions and benefits shall also include, if paid during the post-severance period, payments for unused accrued bona fide sick, vacation, or other leave, but only to the extent that (a) the Participant would have been able to use the leave if employment had continued, and (b) the amounts would have been included in the definition of Compensation for purposes of applying the Code Section 415 limitations if they were paid prior to the Participant’s severance from employment with the Employer. In no event shall the Compensation for purposes of Code Section 415 for a given limitation year exceed the maximum amount of Compensation recognized for purposes of limiting contributions or benefits payable with respect to a plan under Code Section 401(a)(17) for that same limitation year.

If the Employer so elects, effective January 1, 2008, Compensation for purposes of applying the Code Section 415 limitations on contributions and benefits for a limitation year shall include amounts earned but not paid during the limitation year solely because of the timing of pay periods and pay dates, provided the amounts are paid during the first few weeks of the next limitation year, the amounts are included on a uniform and consistent basis with respect to all similarly-situated participants, and no compensation is included in more than one limitation year.

As modified by the preceding two paragraphs, for purposes of the Code Section 415 limitations on contributions and benefits (Article V, Paragraph E, hereof) and the Code Section 416 top heavy requirements (Articles XIV and XV hereof), and for purposes of determining a Highly Compensated Employee (Article II, Paragraph O, hereof), “Compensation” means wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employers maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, and expense allowances), Code Section 132(f)(4) transportation fringe benefit plan salary reduction contributions, and any elective deferrals as defined in Code Section 402(g)(3), and any amount which is contributed or deferred by the Employers at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Section 125 or 457. Such compensation does not include:

1. Contributions to a plan of deferred compensation which are not includible in the Employee’s gross income for the taxable year in which contributed;

2. Employer contributions to a simplified employee pension described in Section 408(k) of the Code to the extent deductible by the Employee;

3. Distributions from a plan of deferred compensation regardless of whether such amounts are includible in gross income when distributed (except that amounts paid to an Employee under an unfunded nonqualified plan of deferred compensation will be considered as compensation for Code Sections 415 and 416 in the year such amounts are includible in gross income);

4. Amounts realized from the exercise of a nonqualified stock option or when restricted property becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

5. Amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;

6. Other amounts which receive special tax benefits such as premiums for group term life insurance (but only to the extent that the premiums are not includible in gross income) or contributions made by an Employer (whether or not under a salary reduction agreement) towards the purchase of an annuity contract described in Section 403(b) of the Code (whether or not contributions are excludable from gross income).

In addition to other applicable limitations set forth in this Plan, and notwithstanding any other provision of this Plan to the contrary, the annual Compensation of each Employee taken into account under this Plan shall not exceed the annual compensation limit as provided in Code Section 401(a)(17). The annual compensation limit (e.g., $245,000 for the 2010 Plan Year), shall be adjusted for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which Compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

G. “Effective Date” unless otherwise stated in this Plan means January 1, 2011, the effective date of the amendment and restatement of this Plan, except as otherwise specifically provided herein. The Employer’s plan was originally adopted effective January 1, 1976.

H. “Eligibility Computation Period” initially means the 12-consecutive-month period beginning with the date on which the Employee first performs an Hour of Service for the Employer (the “Employment Commencement Date”), or in the case of an Employee who has had a One-Year Break in Service, the 12-consecutive-month period beginning with the first date on which the Employee completes an Hour of Service following the last computation period in which a One-Year Break in Service occurred (the “Reemployment Commencement Date”). After the initial Computation Period, the succeeding Eligibility Computation Periods shall be the Plan Year which includes the first anniversary of the Employment Commencement Date or Reemployment Commencement Date and each succeeding Plan Year.

I. “Employee” means any person in the service of the Employer receiving a regular wage or salary. A leased employee as defined in Code Section 414(n)(2) shall be considered an Employee hereunder solely for purposes of Code Section 414(n)(3) unless (i) leased employees constitute less than twenty percent (20%) of the Employer’s non-highly-compensated workforce as defined in Code Section 414(n)(5)(c)(ii) and (ii) the leased employee is a participant in a plan described in Code Section 414(n)(5)(B). A leased employee for purposes of Code Section 414(n)(3) means any person who is not an Employee of the Employer and who provides services for the Employer pursuant to an agreement between the Employer and a leasing organization, who has performed such services for the Employer and related persons on a substantially full-time basis for a period of at least one year, and whose services are performed under the primary direction or control of the Employer. Notwithstanding that a leased employee is treated as an Employee hereunder solely for purposes of Code Section 414(n)(3), such a leased employee shall not be considered an eligible Employee or receive credit for service or share in Employer contributions under this Plan.

J. “Enrollment Date” means the date on which an Employee who has complied with the eligibility requirements shall become eligible to participate in the Plan. The Enrollment Dates with respect to Employee pre-tax contributions shall be as soon as administratively feasible after becoming an eligible Employee and attainment of age 18, and the Enrollment Dates with respect to all other contributions shall be the first day of each calendar month.

K. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

L. “Event of Forfeiture” means with respect to a Participant who terminates employment, either the incurring of five consecutive One-Year Breaks in Service or a cash-out payment in full in a single lump sum of all of his vested Accrued Benefit, subject to the reinstatement of forfeitures requirements of Article V, Paragraph F. A Participant who terminates employment with no vested Accrued Benefit shall be deemed to have received a cash-out payment.

M. “Fiscal Year” means the Employer’s fiscal year for federal tax purposes. The Employer’s fiscal year begins on January 1 and ends on December 31.

N. “Fund” means the trust fund established pursuant to the Trust Agreement in which all of the assets of the Plan are held. With respect to Employee Pre-Tax Contribution Accounts,

Participant-Directed Profit Sharing Accounts, Employer Matching Contribution Accounts, and Rollover Accounts, the Fund shall be divided into a number of separate investment funds selected by the Committee and communicated to Participants.

O. “Highly-Compensated Employee” means any Employee who during the Plan Year or the preceding Plan Year is a more than five percent owner (as defined by Code Section 416(i)(1)) or an Employee who for the preceding Plan Year received Compensation in excess of $80,000 adjusted as provided in Code Section 414(q)(1), and effective January 1, 1999 who was a member of the top-paid 20% group of Employees (based on Compensation for the preceding Plan Year).

Effective January 1, 2008, for purposes of determining whether an Employee is a Highly-Compensated Employee, annual Compensation means Compensation within the meaning of Code Section 415(c)(3) as set forth in Article II, Paragraph F, for purposes of applying the Code Section 415 limitations on contributions and benefits for the applicable Plan Year or preceding Plan Year.

The Committee must make the determination of who is a Highly Compensated Employee.

The Employer for purposes of this Paragraph is the entity employing the Employee and includes all other entities aggregated with such employing entity under the aggregation requirements of Code Sections 414(b), (c), (m) or (o).

A former Employee shall be considered a Highly-Compensated Employee if he was a Highly-Compensated Employee when he separated from service or if he was a Highly-Compensated Employee at any time after attaining age 55.

P. “Hour of Service” means:

a. Each hour for which the Employee is directly or indirectly paid, or entitled to payment, by the Employer for the performance of duties. These hours shall be credited to the Employee for the computation period or periods in which the duties are performed. Effective with respect to reemployments initiated on or after December 12, 1994, an Employee in qualified military service as defined in Code Section 414(u)(5) shall be credited with Hours of Service at his customary rate; and

b. Each hour for which an Employee is directly or indirectly paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship was terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than 501 Hours of Service shall be credited under this subsection (b) for any single continuous period (whether or not such period occurs in a single computation period). Notwithstanding the foregoing, an Employee in qualified military service shall receive credit in accordance with Code Section 414(u). Hours under this subsection (b) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

c. Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited under subsection (a) or (b), as the case may be, and under this subsection (c). These hours shall be credited to the Employee for the Eligibility or Vesting Computation Period or Periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.

Provided, for the purpose of determining whether an Employee has incurred a One-Year Break in Service (i) Hours of Service described in subsection (b) shall be credited without regard to the 501-hour limitation of subsection (b); (ii) hours at the Employee’s customary rate shall be credited during any period the Employee is on authorized leave of absence or temporary layoff, and (iii) in the case of an Employee who is absent from work for any period by reason of pregnancy, birth of a child, placement with the Employee of a child for adoption, or caring for such child immediately following birth or placement, Hours of Service (up to 501 hours) shall be credited equal to the Hours of Service that otherwise would normally have been credited to the Employee but for such absence (or if such hours cannot be determined, equal to 8 Hours of Service per day of absence). The hours credited under (iii) above shall be credited to the applicable computation period in which the absence begins if such crediting will prevent a One-Year Break in Service, or otherwise to the following computation period. No such credit shall be given unless the Employee provides the Committee with timely information (including, if requested, a written statement of a doctor or adoption official) to establish that the absence is for reasons referred to in this paragraph and the number of days for which there was such an absence. Provided, further, there shall be no duplication of credit under the Plan. Authorized leave of absence shall be granted on a nondiscriminatory basis.

Hours of Service will be credited for employment with other members of an affiliated service group (under Code Section 414(m)), a controlled group of corporation (under Code Section 414(b)), or a group of trades or businesses under common control (under Code Section 414(c)) of which the Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o) and the regulations thereunder.

An exempt salaried Employee who during a semi-monthly payroll period would be entitled to credit for at least one Hour of Service shall receive credit for 95 Hours of Service. All other Employees shall be credited with actual hours (i) for which they are entitled to payment by the Employer, and (ii) for purposes of determining whether a One-Year Break in Service has occurred, at their regular rate during unpaid leave of absence.

Q. “One-Year Break in Service” means the applicable Eligibility or Vesting Computation Period during which an Employee completes less than 501 Hours of Service.

R. “Participant” means an Employee who has satisfied the eligibility requirements of Article III.

S. “Plan” means the 401(k) Savings Plan set forth in this agreement and all subsequent amendments thereto.

T. “Plan Year” means the twelve-month period on which the records of the Plan are kept. Each Plan Year shall end on December 31.

U. “Spouse” means the lawful husband or wife of the Participant.

V. “Trust” means the separate Trust Agreement between the Employer and Charles Schwab Trust Company (or any successor Trustee) and all subsequent amendments thereto.

W. “Trustee” means Charles Schwab Trust Company and any successor Trustee or Trustees hereunder appointed by the Board.

X. “Valuation Date” means the date upon which the assets of the Trust are valued. The Valuation Dates for Participants’ Employee Pre-Tax Contribution Accounts, Participant-Directed Profit Sharing Accounts, Employer Matching Contribution Accounts, and Rollover Accounts shall be each business day when the New York Stock Exchange, Schwab Trust Company, and the Plan recordkeeper are open for business. The Committee is authorized to establish additional Valuation Dates in its discretion.

Y. “Vesting Computation Period” for purposes of determining a Participant’s nonforfeitable Accrued Benefit means the Plan Year.

Z. “Year of Service” means the applicable computation period during which the Employee completes not fewer than 1,000 Hours of Service as defined in Paragraph P.

AA. “Miscellaneous.” Unless some other meaning and intent is apparent from the context, the plurals shall mean the singular, and vice versa, and masculine, feminine, and neuter words shall be used interchangeably.

BB. “WMS 401(k) Plan” means the Windermere Mortgage Services Series LLC 401(k) Savings Plan and Trust. The WMS 401(k) Plan was known as the Windermere Mortgage Services LLC 401(k) Savings Plan and Trust from January 1, 2004 through April 30, 2005. Prior to January 1, 2004, the WMS 401(k) Plan was known as the Windermere Mortgage Services LLCs 401 (k) Savings Plan and Trust.

CC. “WMS Money Purchase Pension Plan” means the Windermere Mortgage Services LLCs Money Purchase Pension Plan and Trust. The WMS Money Purchase Pension Plan merged into the WMS 401(k) Plan effective as of the close of business on December 31, 2002.

DD. “HomeSelect Plan” means the HomeSelect Series LLC 401(k) Savings Plan and Trust. The HomeSelect Plan terminated on October 28, 2008.

ARTICLE III

Eligible Employees

A. Exclusions. Employees shall be excluded from those eligible to participate if they are included in a unit of employees covered by a collective bargaining agreement between employee representatives and one or more employers, if there is evidence that retirement benefits were the subject of good faith bargaining and if the collective bargaining agreement does not provide for participation by such Employees. Notwithstanding any Plan provision to the contrary, any individual who is classified as an independent contractor by the Employer, regardless of whether such individual is classified as an employee by a court or by any federal, state or local agency, and any individual who performs services pursuant to an agreement between the Employer and a leasing organization shall not be eligible to participate in this Plan.

B. Eligibility for Employer Contributions. Unless excluded by reason of Paragraph A of this Article III, each Employee who was a Participant on December 31, 2010 shall continue to be a Participant for purposes of eligibility for Employer contributions under Paragraphs A and C of Article IV subject to the provisions of this Plan. Each other Employee not excluded by reason of Paragraph A of this Article III shall become eligible upon the later of January 1, 2011, or his completion of one Year of Service with the Employer and attainment of age 18. Notwithstanding the foregoing, for purposes of eligibility for Employer matching contributions pursuant to Article IV, Paragraph C, only, each other Employee not excluded by reason of Paragraph A of this Article III shall become eligible upon the later of January 1, 2011, or his completion of six months of service with the Employer and attainment of age 18. An Employee shall not be required to complete any specified number of Hours of Service to receive credit for such months of service. However, if an Employee completes a Year of Service in his Eligibility Computation Period, he shall be eligible to participate in this Plan for purposes of Employer matching contributions as of the next Enrollment Date regardless of whether he completed the months of service required to participate in this Plan.

Each eligible Employee shall be enrolled as a Participant as of the Enrollment Date coinciding with or following completion of such requirements, provided the Employee has not separated from service before such Enrollment Date.

C. Eligibility to Make Employee Pre-Tax Contributions. Each Employee who is not otherwise excluded by reason of Paragraph A of this Article III shall become eligible to make Employee pre-tax contributions under Paragraph B of Article IV upon the later of July 1, 2008, or immediately following the later of the Employee’s employment date or attainment of age 18 and shall be enrolled as a Participant for this purpose as soon as administratively feasible following completion of such requirement.

D. Other Eligibility Provisions. In counting Years of Service for eligibility purposes, the Committee shall apply the following rules using the applicable Eligibility Computation Period to determine Years of Service and One-Year Breaks in Service:

a. Except as hereafter provided, the Employee shall receive credit for each Year of Service.

b. In the case of a Participant who has a One-Year Break in Service prior to the time he has any nonforfeitable right to an Accrued Benefit computed pursuant to Article VI,

Paragraph B, and who returns to employment, service prior to the break shall not be counted if the number of his consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service (whether or not consecutive) prior to the last such break if the number of consecutive One-Year Breaks in Service is five or more.

c. In the case of a Participant who terminates employment and is rehired, and his prior service is not disregarded under (b), he shall become a Participant on the date of his reemployment, which date shall be the date on which he completes one Hour of Service after his termination of employment.

The Committee may request each eligible Employee to apply for Plan participation in writing on a form to be supplied by the Committee, agreeing to the terms of the Plan and giving such information as may be required by the Committee, including beneficiary designation. An Employee shall not be precluded from Plan participation if he does not complete such form.

ARTICLE IV

Contributions

A. Employer Discretionary Profit Sharing Contributions. For each Plan Year, the Employer in its discretion may pay to the Trustee for investment in the Participant-Directed Profit Sharing Accounts of each Active Participant as defined in Article V, Paragraph C, under the Trust such amount as shall be determined by the Board of Directors of the Employer at a meeting held before the time provided by law for filing of the Employer’s income tax return (including extensions).

Notwithstanding any provision of this Plan to the contrary, effective with respect to reemployments initiated on or after December 12, 1994, any Employer discretionary contributions with respect to qualified military service shall be made in accordance with Code Section 414(u).

The Employer’s determination of such contribution shall be binding on all Participants, the Committee, and the Trustee. The Trustee shall have no right or duty to inquire into the amount of the Employer’s contribution or the method used in determining the amount of such contribution, but shall be accountable only for the funds actually received by it.

B. Employee Pre-Tax Contributions. On or prior to an Employee’s Enrollment Date for Employee pre-tax contribution purposes, the Employee may, through use of a telephone voice response system or such other means as are designated by the Committee, direct the Employer (1) to defer a percentage of his Compensation each pay period, commencing as of his Enrollment Date, and (2) to contribute that amount to the Plan within the time required by ERISA. The Committee shall provide each Employee prior to his Enrollment Date instructions about the time period within which the Employee may elect to make pre-tax contributions effective as of his Enrollment Date. A Participant’s pre-tax contributions for any pay period shall be in whole percentages equal to at least one percent (1%) of the Participant’s Compensation but not more than a percentage of Compensation that shall be determined by the

Committee from time to time in a manner that is consistent with applicable law, provided such contributions are within the limits of Article V, Paragraph E. The amount of a Participant’s deferred Compensation shall be rounded to the nearest cent.

Notwithstanding the foregoing, Employee pre-tax contributions on behalf of a Participant in this Plan or any other qualified plan maintained by the Employer during any taxable year may not exceed the limit under Code Section 402(g) in effect for such taxable year ($15,500 for calendar year 2008 and thereafter such amount for a calendar year as adjusted each year by the Secretary of the Treasury), except to the extent permitted under the remainder of this Paragraph B and Section 414(v) of the Code, if applicable. A Participant who makes Code Section 401(k) Employee pre-tax contributions to more than one plan in a calendar year in excess of the applicable dollar limitation must submit to the Committee by March 1 of the year following the year of any excess contributions a written statement including the amount of the excess contributions to be allocated to this Plan. Any excess contributions allocated to this Plan shall be distributed, together with income attributable thereto, by April 15 of the year following the year of the excess contributions.

With respect to excess deferrals (as defined in Code Section 402(g)) made in the taxable year 2007, allocable income must be calculated for the taxable year and also for the gap period (i.e., the period after the close of the taxable year in which the excess deferral occurred and prior to the distribution); provided that the gap period income will be calculated and distributed only if the gap period allocable income would otherwise be allocated to the Participant’s account. With respect to excess deferrals made in taxable years after 2007, gap period income shall not be distributed.

Notwithstanding any provision of this Plan to the contrary, upon a Participant’s return from qualified military service, such Participant may make up Employee pre-tax contributions for the period of qualified military service in accordance with Code Section 414(u), effective with reemployments initiated on or after December 12, 1994.

In the event a Participant terminates employment and is rehired, the Participant may elect to begin deferring a percentage of his Compensation as soon as administrative feasible following his date of rehire, provided that prior to that date and within the timeframe required by the Committee he elects to make Employee pre-tax contributions by following the procedures designated by the Committee.

Effective the first day of any payroll period, each Participant who is deferring an amount of his Compensation may change the percentage of his Compensation to be deferred, and each Participant who is not deferring an amount of his Compensation may elect to begin deferring a percentage of his Compensation. Each Participant who elects to make such a change or election must follow the procedures established by the Committee and must make such change or election within a reasonable timeframe prior to the beginning of the applicable pay period, as designated by the Committee.

By following the procedures designated by the Committee, a Participant may revoke his Employee pre-tax contribution agreement effective as of the first day of any subsequent pay period. A Participant who revokes his Employee pre-tax contribution agreement may resume deferring a percentage of his Compensation hereunder at any time, provided he follows procedures designated by the Committee relating to resuming Employee pre-tax contributions, with such election effective as soon as administratively possible thereafter.

Employee pre-tax contributions shall be credited to a separate Employee Pre-Tax Contribution Account for each Participant. A Participant’s Employee Pre-Tax Contribution Account shall be invested, valued, distributed and except as specifically provided herein, in all respects treated in the same manner as the Participant’s Employer Matching Contribution Account, except that the amounts credited to the Participant’s Employee Pre-Tax Contribution Account shall be one hundred percent (100%) vested. Amounts in the Employee Pre-Tax Contribution Account shall not be distributed until the earliest of the Participant’s death, disability, retirement, attainment of age 59 1/2, termination of employment, in accordance with the provisions of Article VII of the Plan, or the occurrence of a hardship as set forth in Paragraph G of this Article.

Such amounts may also be distributed upon:

(1) Termination of the Plan without the establishment of another defined contribution plan, other than an employee stock ownership plan (as defined in Code Section 4975(e)(7)), a simplified employee pension plan (as defined in Code Section 408(k)) or a SIMPLE IRA Plan (defined in Code Section 408(p)).

(2) The disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of such corporation if such corporation continues to maintain the plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets.

(3) The disposition by a corporation to an unrelated entity of such corporation’s interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary.

All Employees who are eligible to make Employee pre-tax contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Sections 401(k)(3), 401(k)(l1), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions. Consistent with the Employer’s administration of the Plan and applicable law, catch-up contributions shall be treated in the same manner as Employee pre-tax contributions for purposes of Participant loans pursuant to Article IX of this Plan and for purposes of any in-service withdrawals.

Effective January 1, 2009, a Participant shall be treated as having a severance from employment and therefore eligible for a distribution of his Employee Pre-Tax Contribution Account during any period the Participant is performing service in the uniformed services for more than 30 days as described in Code Section 3401(h)(2)(A). In the event that such a Participant elects to receive a distribution by reason of severance from employment, the Participant may not make an elective deferral to the Plan during the 6-month period beginning on the date of the distribution.

C. Employer Matching Contributions. The Employer may, in its sole discretion, contribute on behalf of each Participant who makes Employee pre-tax contributions an Employer matching contribution equal to such percentage of each Participant’s Employee pre-tax contributions as shall be determined by the Board of Directors in its discretion, provided that such Employer Matching Contributions (a) shall be based only on a Participant’s Employee pre tax contributions of up to 6% of Compensation or such other maximum as set by the Board, and (b) shall not result in an excess contribution as defined in Paragraph E below or exceed the applicable limits of Paragraph E of Article V. The Board may determine the time period for which such match will be made (e.g. a quarter or Plan Year), either prospectively or retroactively for the time period. If a match is made retroactively for a time period, the Participant must be employed on the last day of such period (an Active Participant) to receive the match. If Employer Matching Contributions are made for a time period, such Employer Matching Contributions may be made each pay period within it based on the Participant’s Employee pre tax contributions and Compensation for each such pay period, or may be allocated based on the Participant’s Employee pre-tax contributions and Compensation during the entire time period, as determined by the Board.

Notwithstanding any provisions of this Plan to the contrary, upon a Participant’s return from qualified military service, Employer matching contributions shall be made to the extent they would have been made with respect to Employee pre-tax contributions that are attributable to a period of qualified military service in accordance with Code Section 414(u).

Notwithstanding any provisions of this Plan to the contrary, Employee pre-tax contributions that are catch-up contributions made pursuant to Paragraph B of Article IV shall not be eligible for Employer Matching Contributions under this Paragraph C.

D. Nondiscrimination Test Applicable to Employee Pre-Tax Contributions. The maximum amount of Tax-Deferred Contributions that may be made by Highly-Compensated Employees is subject to the requirement that it meets one of the following nondiscrimination tests during each Plan Year:

(1) The Actual Deferral Percentage for the group of Highly-Compensated Employees who are Participants for Tax-Deferred Contribution purposes for the Plan Year may not be more than the Actual Deferral Percentage for the group of non-Highly-Compensated Employees who are Participants for Tax-Deferred Contribution purposes for the current Plan Year multiplied by 1.25; or

(2) The excess of the Actual Deferral Percentage for the group of Highly-Compensated Employees who are Participants for Tax-Deferred Contribution purposes for the Plan Year over the Actual Deferral Percentage of non-Highly-Compensated Employees who are Participants for Tax-Deferred Contribution purposes for the current Plan Year may not be more than two percentage points, and the Actual Deferral Percentage for the group of Highly-Compensated Employees who are Participants for Tax-Deferred Contribution purposes for the Plan Year may not be more than the Actual Deferral Percentage of the group of non-Highly-Compensated Employees who are Participants for Tax-Deferred Contribution purposes for the current Plan Year multiplied by 2.0.

For purposes of this Paragraph, the following definitions shall apply:

(a) “Actual Deferral Percentage” or “ADP” shall mean the average of the Actual Deferral Ratios of the Eligible Participants in a group;

(b) “Actual Deferral Ratios” shall mean the ratio (calculated separately for each Participant and expressed as a percentage) of the Employer Tested Contributions on behalf of any Participant for the Plan Year to the Participant’s Compensation for the Plan Year;

(c) “Employer Tested Contributions” on behalf of any Participant shall include: (i) any Tax-Deferred Contributions made pursuant to the Participant’s deferral election (including excess Tax-Deferred Contributions of Highly-Compensated Employees), but excluding a) excess Tax-Deferred Contributions of non-Highly-Compensated Employees that arise solely from Tax-Deferred Contributions made under this Plan or plans of this Employer and b) Tax-Deferred Contributions that are taken into account in the Contribution Percentage test in Paragraph E of this Article IV (provided the ADP test is satisfied both with and without exclusion of these Tax-Deferred Contributions); and (ii) all Qualified Nonelective Contributions, if applicable; provided that only such Qualified Nonelective Contributions and Qualified Matching Contributions as are needed to meet the ADP test shall be included. Qualified Matching Contributions and Qualified Nonelective Contributions shall have the meaning provided in Reg. Section 1.401(k)-l(g). For purposes of computing Actual Deferral Percentages, an Employee who would be a Participant but for the failure to make Tax-Deferred Contributions shall be treated as a Participant on whose behalf no Tax-Deferred Contributions are made;

(d) “Eligible Participant” shall mean any Employee who is eligible to make a Tax-Deferred Contribution;

(e) “Compensation” shall mean compensation as defined in Code Section 414(s) and in the seventh through last subparagraphs of Article II, Paragraph F, of the Plan.

(f) “Excess Contributions” shall mean, with respect to any Plan Year, the excess of:

(i) the aggregate amount of Tax-Deferred Contributions on behalf of Participants taken into account in computing the ADP of Highly-Compensated Employees for the Plan Year over

(ii) the maximum amount of such contributions permitted by the ADP test determined by hypothetically reducing Tax-Deferred Contributions made on behalf of Highly-Compensated Employees, beginning with the Highly-Compensated Employee with the highest Actual Deferral Ratio, reducing the contributions until the ratio equals the next highest of such ratios, reducing the contributions of both until they equal the next highest ratio, and proceeding in the same manner until the maximum amount of such contributions is achieved.

Excess Contributions shall be distributed in accordance with Paragraph F of this Article IV.

The Committee may elect, in accordance with IRS Notice 98-1 (or superseding guidance), to use the Actual Deferral Percentage deferred by non-Highly-Compensated Employees in the prior Plan Year instead of in the current Plan Year for the foregoing tests.

The Employer may elect to make Qualified Nonelective Employer Contributions (called Employer Vested Contributions for purposes of this Plan) that are allocated to the accounts of eligible Highly-Compensated Employees and/or any non-Highly-Compensated Employees in any manner that does not impermissibly discriminate against non-Highly-Compensated Employees, and may take into consideration all or any portion of such contributions in order to meet the nondiscrimination test applicable to Tax-Deferred Contributions, subject to the requirements of applicable regulations. Such contributions shall be 100% vested, shall be subject to the same restrictions on withdrawal as Tax-Deferred Contributions, shall meet the requirements of Code Section 401(a)(4) both before and after any portion is used for purposes of meeting the 401(k) and 401(m) nondiscrimination tests, and shall meet the requirements of the applicable regulations.

An Employer may elect to aggregate Tax-Deferred Contributions, 100% vested qualified employer matching contributions as defined by applicable regulations, and Employer Matching Contributions in order to meet the nondiscrimination test applicable to Tax-Deferred Contributions.

Compensation for the applicable year as used in this Paragraph shall mean Compensation as defined in Code Section 414(s) and in the seventh through last subparagraphs of Article II, Paragraph F, of the Plan. Tax-Deferred Contributions that cause this Plan to fail to meet one of the above tests are hereafter Excess Contributions and must be reduced and distributed in accordance with Paragraph F of this Article IV.

This Plan will take Tax-Deferred Contributions into account only if attributable to Compensation that would be received by the Participant during the Plan Year or earned during the Plan Year and received within 2 1/2 months after the end of the Plan Year. This Plan will aggregate all arrangements under which a Highly-Compensated Employee is eligible to make

Tax-Deferred Contributions for purposes of applying the nondiscrimination test applicable to Tax-Deferred Contributions.

Tax-Deferred Contributions allocated to a Highly-Compensated Employee as Excess Contributions may be recharacterized (“Recharacterized Contributions”). Recharacterized Contributions are treated as amounts distributed to the Participant and then contributed by the Participant to the Plan as a nondeductible employee contribution. Recharacterized Contributions will remain nonforfeitable and will be subject to all the distribution requirements for Tax-Deferred Contributions. Recharacterized Contributions will be allocated to the Participant’s Recharacterized Contribution Account as of the last day of the Plan Year for which they are recharacterized. Amounts may not be recharacterized by a Highly-Compensated Employee to the extent that such amount in combination with other Tax-Deferred Contributions and/or nondeductible employee contributions made by the Employee would exceed any stated limit under the Plan.

Recharacterization must occur no later than 2-1/2 months after the last day of the Plan Year in which such Excess Contributions arose. Recharacterization is treated as occurring only when the Plan Administrator reports the recharacterized Excess Contributions as nondeductible employee contributions to the Internal Revenue Service and to the Employee by timely providing such Federal tax forms and accompanying instructions and timely taking such other action as is prescribed by applicable guidance published in the Internal Revenue Bulletin and in the applicable tax forms and instructions.

E. Nondiscrimination Test Applicable to Employer Matching Contributions.

The maximum Employer Matching Contributions that may be allocated to Highly-Compensated Employees are subject to the requirement that they meet one of the following tests:

(1) The Actual Contribution Percentage for the group of Highly-Compensated Employees who are Participants for the Plan Year for Employer Matching Contribution purposes may not be more than the Actual Contribution Percentage for the group of non-Highly- Compensated Employees who are Participants for Employer Matching Contribution purposes for the current Plan Year multiplied by 1.25; or

(2) The excess of the Actual Contribution Percentage for the group of Highly- Compensated Employees who are Participants for Employer Matching Contribution purposes for the Plan Year over the Actual Contribution Percentage for the group of non-Highly- Compensated Employees who are Participants for Employer Matching Contribution purposes for the current Plan Year may not be more than two percentage points, and the Actual Contribution Percentage for the group of Highly-Compensated Employees who are Participants for Employer Matching Contribution purposes for the Plan Year may not be more than the Actual Contribution Percentage of the group of non-Highly-Compensated Employees who are Participants for Employer Matching Contribution purposes for the current Plan Year multiplied by two.

For purposes of this Paragraph, the following definitions shall apply:

(a) “Actual Contribution Percentage” or “ACP” shall mean the average of the Contribution Percentages of the Eligible Participants in a group;

(b) “Contribution Percentage” shall mean the ratio (calculated separately for each Participant and expressed as a percentage) of the Participant’s Contribution Percentage Amounts to the Participant’s Compensation for the Plan Year;

(c) “Contribution Percentage Amounts” shall mean the sum of Employer Matching Contributions and Qualified Matching Contributions, if applicable (to the extent not taken into account for purposes of the ADP test) made under this Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Employer Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are excess deferrals, or Excess Contributions, or Excess Aggregate Contributions. The Employer may include all or any portion of Tax-Deferred Contributions and Qualified Nonelective Contributions in the Contribution Percentage Amounts, provided that if the Employer elects the Current Year Testing Method only such Tax-Deferred Contributions and Qualified Nonelective Contributions as are needed to meet this ACP test shall be included. The ADP test must be met before the Tax-Deferred Contributions are used in the ACP test and continue to be met following the exclusion of those Tax-Deferred Contributions that are used to meet the ACP test;

(d) “Eligible Participant” shall mean any Employee who is eligible to make Tax-Deferred Contributions (if the employer takes such contributions into account in the calculation of the Contribution Percentage), or to receive Employer Matching Contributions or a Qualified Matching Contribution;

(e) “Compensation” shall mean compensation as defined in Code Section 414(s) and in the seventh through last subparagraphs of Article II, Paragraph F, of the Plan.

(f) “Excess Aggregate Contributions” shall mean, with respect to any Plan Year, the excess of:

(i) the aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly-Compensated Employees for the Plan Year over

(ii) the maximum Contribution Percentage Amounts permitted by the ACP test determined by hypothetically reducing Contribution Percentage Amounts made on behalf of Highly-Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages, reducing the contributions until the percentage equals the next highest Contribution Percentage, reducing the contributions of both until they equal the next highest percentage, and proceeding in the same manner until the maximum permitted amount of such contribution is achieved. Such determination shall be made after first determining excess Tax-Deferred Contributions and then determining Excess Contributions pursuant to Paragraph D of this Article IV.

For purposes of this section, the Contribution Percentage for any Participant who is a Highly-Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code Section 401(a), or arrangements described in Code Section 401(k) that are maintained by the Employer, shall be determined as if the total of such Contribution Percentage Amounts was made under each plan and arrangement. If a Highly-Compensated Employee participates in two or more such plans or arrangements that have different plan years, all Contribution Percentage Amounts made during the Plan Year under all such plans and arrangements shall be aggregated. For Plan Years beginning before 2006, all such plans and arrangements ending with or within the same calendar year shall be treated as a single plan or arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

In the event that this Plan satisfies the requirements of Code Sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the ACP of employees as if all such plans were a single plan. If more than ten percent of the Employer’s non-Highly Compensated Employees are involved in a plan coverage change as defined in Treas. Reg. 1.401(m)-2(c)(4), then any adjustments to the non-Highly Compensated Employees’ ACP for the prior year will be made in accordance with such regulations, unless the Employer has elected to use the Current Year Testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same ACP testing method.

Excess Aggregate Contributions shall be distributed in accordance with Paragraph F of this Article IV.

The Committee may elect, in accordance with IRS Notice 98-1 (or superseding guidance), to use the Actual Contribution Percentage of the non-Highly-Compensated Employees in the prior Plan Year instead of in the current Plan Year for the foregoing tests.

The Employer may elect to make Qualified Nonelective Employer Contributions (called Employer Vested Contributions for purposes of this Plan) that are allocated to the accounts of eligible Highly-Compensated Employees and/or non-Highly-Compensated Employees in any manner that does not impermissibly discriminate against non Highly-Compensated Employees, and may take into consideration all or any portion of such contributions in order to meet the nondiscrimination test applicable to Employer Matching Contributions, subject to the requirements of applicable regulations. Such contributions shall be 100% vested, shall be subject to the same restrictions on withdrawal as Tax-Deferred Contributions, shall meet the requirements of Code Section 401(a)(4) both before and after any portion is used for purposes of meeting the 401(k) and 401(m) nondiscrimination tests, and shall meet the requirements of the applicable regulations.

F. Distribution of Excess Contributions and Excess Aggregate Contributions. Excess Contributions and vested Excess Aggregate Contributions, adjusted for allocable income and losses, shall be distributed within two and one-half (2 1/2) months if reasonably practicable, but in no event later than twelve (12) months, after the end of the Plan Year in which such Excess Contributions or Excess Aggregate Contributions are made in accordance with the procedures established by the Committee to assure compliance with Code Section 401(k) and Code Section 401(m). Nonvested Excess Aggregate Contributions shall be forfeited.

The distribution of Excess Contributions shall be accomplished by reducing Tax-Deferred Contributions of the Highly-Compensated Employee(s) with the greatest dollar amount of Tax-Deferred Contributions until the earliest of the following events occurs: (1) all the Excess Contributions are distributed or (2) such Highly-Compensated Employee’s Tax-Deferred Contributions equal the Tax-Deferred Contributions of the Highly-Compensated Employee(s) with the next highest dollar amount of Tax-Deferred Contributions, and this process is repeated, if necessary, until the Excess Contributions are returned. The Committee may first distribute an Employee’s unmatched Tax-Deferred Contributions, and second, distribute an Employee’s matched Tax-Deferred Contributions, distributing Employer Matching Contributions pro rata, adjusted in each case for allocable income and losses for the Plan Year.

The distribution or forfeiture of Excess Aggregate Contributions shall be accomplished by reducing the actual Employer Matching Contributions of the Highly-Compensated Employee(s) with the highest dollar amount of Employer Matching Contributions until the earliest of the following events occurs: (1) the Excess Aggregate Contributions are distributed or (2) such Highly-Compensated Employee’s Employer Matching Contributions equal the Employer Matching Contributions of the Highly-Compensated Employee(s) with the next highest dollar amount of Employer Matching Contributions, and this process is repeated, if necessary, until the Excess Aggregate Contributions are distributed. Such amounts shall be adjusted for allocable income and losses for the Plan Year.

Allocable income or loss through a date no more than seven (7) days before the date of distribution will be computed using any reasonable allocation method(s). Provided, however, that the process for calculating the income or loss must not discriminate in favor of Highly-Compensated Employees and must be used consistently for all Participants and for all corrective distributions under the Plan for the Plan Year. Allocable income or loss for the taxable year with respect to Excess Aggregate Contributions is determined in a similar manner. For Plan Years beginning after December 31, 2007, when distributing Excess Contributions or Excess Aggregate Contributions, allocable income for the gap period (i.e., the period after the close of the Plan Year in which the Excess Contributions or Excess Aggregate Contributions occurred and prior to the distribution) shall not be calculated or distributed.

The amount of excess deferrals attributable to tax-deferred contributions that may be distributed by this Plan for the taxable year of the Employee must be reduced by the amount of excess contributions attributable to Employer Matching Contributions previously distributed for the Plan Year beginning with or within the Employee’s taxable year.

This Plan will take a contribution into account for a Plan Year only if it is allocated to the Participant’s account on a day within the Plan Year.

G. Hardship Withdrawals of Employee Pre-Tax Contributions. The Plan Committee may distribute all or a part of a Participant’s Employee Pre-Tax Contribution Account, prior to the time such Account would otherwise be distributed, upon a showing of immediate and heavy financial hardship by the Participant in accordance with the provisions of this paragraph. A Participant may not withdraw the earnings on his Employee pre-tax contributions on account of hardship. A Participant’s Employee Pre-Tax Contribution Account for purposes of hardship distributions shall be valued as provided in Article VII, Paragraph A(4). A hardship distribution (a) must be on account of an immediate and heavy financial need and may not exceed the amount necessary to meet that need, and (b) must be necessary to satisfy a financial need which the Employee is unable to satisfy from other resources reasonably available to him. An immediate and heavy financial need shall be deemed to exist if the requested distribution is on account of:

(1) Uninsured medical expenses as defined in Code Section 213 that have already been incurred by the Participant, the Participant’s Spouse, child (whether or not custodial), a dependent of the Participant, or the designated beneficiary of the Participant, or such expenses that have not already been incurred, provided prepayment of the expenses is necessary to allow such persons to obtain medical services;

(2) Purchase of the Participant’s principal residence (excluding mortgage or loan payments);

(3) Payment of tuition, room and board expenses, and related educational fees for the next twelve months of post secondary education for the Participant, the Participant’s Spouse, child, dependent, or designated beneficiary, including graduate school and any approved trade or technical school;

(4) Payment to prevent eviction of the Participant from his principal residence or foreclosure of a mortgage or other financing lien on the Participant’s principal residence;

(5) Payment of burial or funeral expenses for the Participant’s deceased parent, Spouse, child, dependent, or designated beneficiary;

(6) Expenses for the repair of damage to the Participant’s principal residence that would qualify as a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of the Participant’s adjusted gross income); or

(7) Any other deemed immediate and heavy financial need that may be prescribed by the Commissioner of Internal Revenue through the publication of revenue rulings, notices, and other documents of general applicability.

Such a distribution may include an amount necessary to pay taxes and penalties on the distribution.

Hardship distributions shall be administered by the Committee in accordance with uniform and nondiscriminatory standards applicable to all Participants.

Any Participant making a hardship withdrawal as permitted hereunder may not make additional Employee contributions (including Section 401(k) pre-tax contributions) to this or any other plan maintained by the Employer for a period of six (6) months from the date of such withdrawal. Effective January 1, 2008, following the end of such a six-month period, a Participant may affirmatively elect to restart his Employee pre-tax contributions as soon as administratively feasible following the end of such six-month period, provided that prior to the date such Employee pre-tax contributions recommence and within the timeframe required by the Committee he elects to make Employee pre-tax contributions by following the procedures designated by the Committee.

H. Date of Payment. The Employer shall pay to the Trustee, within the time provided by law for filing of the Employer’s income tax return (including extensions), the amount to be contributed pursuant to Paragraphs A and C.

The Employer shall pay to the Trustee, within the time required by law for 401(k) contributions, Employee pre-tax contributions for each such pay period on behalf of all Participants pursuant to Paragraph B of this Article IV.

The Trustee shall not be responsible for determining the amount of any Plan contributions nor for collecting contributions not voluntarily paid to the Trustee.

I. Profit Sharing Plan. This Plan is designed to qualify as a profit sharing plan for purposes of Code Section 401(a), 402, 412, and 417. However, notwithstanding any Plan provision to the contrary, all contributions shall be made without regard to current or accumulated earnings and profits.

ARTICLE V

Participant’s Accounts,

Valuation, Maximum Contribution

A. Participant’s Accounts. The Committee or its delegate shall maintain a separate Participant-Directed Profit Sharing Account, a separate Employee Pre-Tax Contribution Account, a separate Employer Matching Contribution Account, and a separate Rollover Account, where applicable for each Participant, which accounts shall reflect the Participant’s Accrued Benefit. The Committee shall furnish each Participant who requests the same in writing a statement reflecting, on the basis of the latest available information, his Accrued Benefit and the nonforfeitable portion thereof or if no benefits are nonforfeitable, the earliest date on which benefits will be nonforfeitable. Only one such statement need be furnished a Participant each 12 months. The Employer may appoint the Trustee or any qualified third party to perform recordkeeping functions.

B. Allocations of Contributions.

1. Allocation of Employer Discretionary Profit Sharing Contributions. The Employer’s discretionary Profit Sharing contributions, if any, for a Plan Year pursuant to Paragraph A of Article IV shall be allocated to the Participant-Directed Profit Sharing Account of each Participant who is an Active Participant (as defined in Paragraph C of this Article V) in the proportion that each Active Participant’s Compensation during the Plan Year bears to the total Compensation of all such Active Participants during such Plan Year. If a person became enrolled as a Participant during a Plan Year on a date other than the first day of the Plan Year, only that portion of his Compensation attributable to Hours of Service performed while he was a Participant shall be considered in determining his allocation of the Employer’s discretionary Profit Sharing contribution to his Participant-Directed Profit Sharing Account for such Plan Year.

2. Allocation of Employer Matching Contributions. The Employer matching contributions if any, for a Plan Year pursuant to Paragraph C of Article IV shall be allocated to the Employer Matching Contribution Account of each Participant who is an Active Participant (as defined in Paragraph C of Article IV).

C. Active Participants Receive Allocations of Employer Discretionary Profit Sharing Contributions. Only an Active Participant shall be entitled to share in the Employer’s discretionary profit sharing contributions, if any, for a particular Plan Year pursuant to Paragraph A of Article IV. For purposes of receiving Employer discretionary profit sharing contributions, an Active Participant means a Participant, employed on the Anniversary Date, who completes a Year of Service during the Plan Year; provided, that if a Participant became enrolled in the Plan on the mid-year Enrollment Date, he shall be deemed an Active Participant for that Plan Year if he completes 1,000 or more Hours of Service as an Employee during that Plan Year and is employed on the Anniversary Date.

If the Participant’s failure to complete a Year of Service in the Plan Year results from his death, disability as defined in Paragraph C of Article VII, retirement on or after age 62 while fully vested, or retirement on or after age 65, he shall be considered an Active Participant for such year.

D. Trust Valuation.

As of each Valuation Date, the Trustee shall determine the fair market value of the trust assets allocated to Participants’ Employee Pre-Tax Contribution Accounts, Participant-Directed Profit Sharing Accounts, Employer Matching Contribution Accounts, and Rollover Accounts in order to determine the percentage of increase or decrease in the fair market value of such assets when compared with the fair market value of such assets as of the immediately preceding Valuation Date. The cumulative amount allocated as of the preceding Valuation Date to the Employee Pre-Tax Contribution Account, where applicable, the Participant-Directed Profit Sharing Account, where applicable, the Employer Matching Contribution Account, where applicable, and the Rollover Account, where applicable, of each Participant shall be adjusted to reflect the increase or decrease, as the case may be, by multiplying such account by the percentage so determined. The Employer, the Committee, and the Trustee do not in any manner or to any extent whatever warrant, guarantee, or represent that the value of a Participant’s account or accounts shall at any time equal or exceed the amount previously contributed thereto.

E. Maximum Contributions.

1. Annual Addition. The term “annual addition” for any Plan Year means the sum of:

a. The Employer’s contributions on a Participant’s behalf to the Employer’s defined contribution plan(s) (any profit sharing and money purchase pension plans) including Employee pre-tax contributions hereunder;

b. The Participant’s voluntary nondeductible contributions, if any, to the defined contribution plan(s) maintained by the Employer;

c. Amounts allocated for a Plan Year beginning after March 31, 1984, to a Code Section 415(1)(2) individual medical account that is part of a pension or annuity plan maintained by the Employer; and

d. Amounts paid or accrued after December 31, 1985, in taxable years ending after that date, for post-retirement benefits allocated to a separate account in a Code Section 419(e) welfare benefit fund maintained by the Employer. These amounts will not be subject to the present limitations of Code Section 415(c)(l)(B).

Notwithstanding any provisions of this Paragraph E to the contrary, except to the extent permitted under Article IV, Paragraph B, and Section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant’s accounts under the Plan for any Plan Year shall not exceed the lesser of: (a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code (i.e., $49,000 for 2010), or (b) 100 percent of the Participant’s Compensation, for purposes of Code Section 415. The compensation limit referred to in (b) shall not apply to (i) any contributions for medical benefits after separation from service (within the meaning of Code Section 401(h) or Code Section 419A(f)(2)) and which are otherwise treated as an Annual Addition; or (ii) any amount otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2).

2. Excess Annual Addition. The 415 correction methods set forth in this Article V, Paragraph E.2, shall only apply with respect to limitation years beginning before July 1, 2007. If, as a result of a reasonable error in estimating a Participant’s Compensation, or other facts and circumstances to which Code regulation Section 1.415-6(b)(6) shall be applicable, the annual addition for a Participant exceeds the applicable limitations for the Plan Year, the annual addition shall be reduced as follows:

a. The amount of such excess consisting of the Employee’s unmatched Employee pre-tax contributions shall be paid to the Employee as soon as administratively feasible.

b. The amount of any remaining excess consisting of matched Employee pre-tax contributions on behalf of an Employee and Employer matching contributions on behalf of such Employee shall be reduced pro rata (currently $.50 of Employer matching contributions for every one dollar of matched Employee pre-tax contributions). Such Employee pre-tax contributions shall be paid to the Employee as soon as administratively feasible, and such Employer matching contributions shall be allocated to a suspense account as forfeitures and applied as provided in (c) below).

c. The amount of any remaining excess consisting of Employer discretionary Profit Sharing contributions to this Plan shall be allocated to a suspense account as forfeitures and held therein until the next succeeding date on which such forfeitures could be applied to reduce future Employer contributions under this Plan. In the event of termination of the Plan, the suspense account shall revert to the Employer.

The limitation year is the Plan Year. Notwithstanding any other provisions, the Employer shall not contribute any amount that would cause an allocation to the suspense account as of the date the contribution is allocated. If the contribution is made prior to the date as of which it is to be allocated, then such contribution shall not exceed an amount that would cause an allocation to the suspense account if the date of contribution were an allocation date. If an allocation is made to such suspense account, it shall contain no investment gains and losses or other income. Amounts in the suspense account are allocated as of each allocation date on which forfeitures may be allocated until the account is exhausted.

3. For the purpose of this Paragraph E, the following rules shall control:

a. The $40,000 maximum ($49,000 in 2010) shall be deemed adjusted for any Plan Year to conform to increases in the cost of living in accordance with regulations to be adopted by the Secretary of Treasury.

b. All qualified defined benefit plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined benefit plan, and all qualified defined contribution plans (whether terminated or not) ever maintained by the Employer shall be treated as one defined contribution plan.

c. If the Employer is a member of a controlled group of corporations, trades or businesses under common control (as defined by Code Section 1563(a) or Code Section 414(b) and (c) as modified by Code Section 415(h)) or is a member of an affiliated service group (as defined by Code Section 414(m)), all employees of such employers shall be considered to be employed by a single employer.

F. Forfeitures and Reinstatement of Forfeitures. On each Anniversary Date, the nonvested Accrued Benefit of each Participant with respect to whom an Event of Forfeiture has occurred and who is not in the employ of the Employer on the Anniversary Date shall be forfeited. If a Participant terminates employment with the Employer, incurs an Event of Forfeiture, is thereafter reemployed, and has not incurred five consecutive One-Year Breaks in Service as of the Anniversary Date coinciding with or following the date of his reemployment, the forfeited dollar amount of his Accrued Benefit shall be reinstated as if that nonvested dollar amount of his Accrued Benefit had not been forfeited, provided the terminated Participant repays the vested dollar amount of his Accrued Benefit previously distributed to him, which was attributable to Employer contributions, back to the Plan Trustee to be credited to the Participant. Any required repayment shall be made in cash and shall be repaid to the Participant’s Participant-Directed Profit Sharing Account, and Employer Matching Contribution Account, as applicable. Any required repayment must occur before the earlier of (1) the date five years after the first date on which the Participant is subsequently re-employed by the Employer, or (2) the date the Participant would have incurred five consecutive One-Year Breaks in Service following the date of the distribution had he not been re-employed. Reinstatement of a Participant’s forfeited Accrued Benefit in accordance with this Paragraph I shall occur on the Anniversary Date coinciding with or following such Participant’s date of repayment by allocating the required amount to the Participant’s Participant-Directed Profit Sharing Account, and Employer Matching Contribution Account, as applicable, first, from forfeitures of Employer Matching Contributions occurring on such Anniversary Date, second, from Trust earnings allocated as of such Anniversary Date, and third, from extraordinary Employer contributions as required.

Forfeitures of amounts in Participants’ Participant-Directed Profit Sharing Accounts and Employer Matching Contribution Accounts shall be applied first to offset eligible Plan expenses in the Plan Year of the forfeiture or the Plan Year immediately following and then to reinstate any nonvested Accrued Benefits required to be reinstated for the Plan Year of the forfeiture or the Plan Year immediately following. Any remaining forfeitures shall be applied to reduce future Employer contributions.

ARTICLE VI

Nonforfeitable Accrued Benefit

A. Allocations Not Vested. Allocations to Participants in accordance with the provisions of Article V shall not vest any right or title to any part of the assets of the Trust.

B. Vesting Period. A Participant’s Employee Pre-Tax Contribution Account and Rollover Account, if applicable, shall be 100% vested at all times. A Participant’s Participant- Directed Profit Sharing Account shall vest in accordance with the following schedule:

Completion of 1 Year of Service	0%
Completion of 2 Years of Service	0%
Completion of 3 Years of Service	20%
Completion of 4 Years of Service	40%
Completion of 5 Years of Service	60%
Completion of 6 Years of Service	80%
Completion of 7 Years of Service	100%

Notwithstanding the foregoing, effective with respect to a Participant who completes at least one Hour of Service on or after January 1, 2007, such Participant’s Participant-Directed Profit Sharing Account shall vest in accordance with the following schedule:

Completion of 1 Year of Service	20%
Completion of 2 Years of Service	40%
Completion of 3 Years of Service	60%
Completion of 4 Years of Service	80%
Completion of 5 Years of Service	100%

A Participant’s Employer Matching Contribution Account shall vest in accordance with the following schedule:

Completion of 1 Year of Service	20%
Completion of 2 Years of Service	40%
Completion of 3 Years of Service	60%
Completion of 4 Years of Service	80%
Completion of 5 Years of Service	100%

In crediting Years of Service to determine a Participant’s nonforfeitable Accrued Benefit, the Committee shall apply the following rules using the Vesting Computation Period for purposes of determining Years of Service and One-Year Breaks in Service:

1. Except as specifically hereinafter provided, all of an Employee’s Years of Service with the Employer both prior to becoming a Participant and thereafter shall be taken into account. Certain Employees’ Years of Service with certain predecessor employers and acquired entities have been taken into account, as provided in this Plan prior to the Effective Date,

2. In the case of a Participant who terminates employment with the Employer and has no nonforfeitable right to an Accrued Benefit, the Employer shall not give credit for Years of Service occurring before a One-Year Break in Service if, on the date the Participant first completes an Hour of Service following the date of termination, the number of his consecutive One-Year Breaks in Service equals or exceeds the aggregate number of Years of Service (whether or not consecutive) prior to the last such break if the number of consecutive One-Year Breaks in Service is five or more. Years of Service before the break shall not include Years of Service not required to be taken into account by reason of any other rule under this Paragraph B.

3. The Employer shall give credit for Years of Service which are not disregarded under subparagraph 2 upon the Participant’s reemployment date, which shall be the date on which he completes one Hour of Service after his termination of employment.

4. The nonforfeitable percentage of a Participant’s Accrued Benefit derived from Employer contributions made prior to five consecutive One-Year Breaks in Service shall be determined without regard to Years of Service occurring after such five consecutive One-Year Breaks in Service. Separate accounting shall be maintained for the pre-break Accrued Benefit.

C. Amendment to Vesting Computation Period or Vesting Schedule. The Employer may amend the Plan to provide for a different Vesting Computation Period so long as the new Vesting Computation Period, as amended, begins prior to the last day of the preceding Vesting Computation Period. No Plan amendment shall reduce a Participant’s nonforfeitable

Accrued Benefit. If the Plan vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of a Participant’s nonforfeitable percentage, or if a different vesting schedule is applicable because a previously Top-Heavy Plan is no longer Top-Heavy, each Participant with at least three (3) Years of Service with the Employer may elect, within a reasonable period after the adoption of the amendment, to have his nonforfeitable Accrued Benefit (accrued before and after the amendment) computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the later of:

1. Sixty (60) days after the amendment is adopted;

2. Sixty (60) days after the amendment becomes effective; or

3. Sixty (60) days after the Participant is issued written notice of the amendment by the Employer or Committee.

D. Full Vesting. Upon a Participant’s death while still employed by the Employer, disability while still employed by the Employer, or attainment of normal retirement age while still employed by the Employer, the full amount credited to the Participant’s Participant-Directed Profit Sharing Account and Employer Matching Contribution Account pursuant to Article V shall become fully vested and nonforfeitable.

In the case of a death occurring on or after January 1, 2007, if a Participant dies while performing qualified military service (as defined in Code Section 414(u)), the Participant’s survivors are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service), such as full vesting upon death, provided under the Plan as if the Participant had resumed and then terminated employment on account of death.

E. Participant’s Commencement of Excluded Employment. In the event a Participant transfers to an employment category excluded under Article III, the following shall control:

1. For purposes of determining the Participant’s right to, and the amount of an allocation of the Employer contribution, Hours of Service performed and Compensation received while the Participant was in a category excluded under Article III hereof shall not be counted.

2. For purposes of determining the Participant’s nonforfeitable Accrued Benefit, Hours of Service performed while the Participant was in an excluded category shall be counted.

F. Transfer of Participants. The transfer of a Participant from the employ of one Employer co-sponsoring the Plan to another Employer co-sponsoring the Plan shall for no purpose constitute a termination of employment hereunder for vesting purposes, nor shall such Participant receive a distribution from this Plan until such time as he terminates employment with all such Employers. The respective Employers shall notify the Committee of the transfer of employment, and the Committee shall adjust its records accordingly. If an Active Participant shall transfer during a Plan Year, he shall receive an allocation of each of his Employer’s discretionary Profit Sharing contributions (if any) based upon his Compensation from each such Employer if he completes a total of at least 1,000 Hours of Service with Employers co-sponsoring the Plan during the Plan Year and is employed by an Employer sponsoring the Plan on the Anniversary Date.

ARTICLE VII

Distribution of Benefits

A. Retirement Age and Options. The normal retirement age shall be age 65 for all Participants, and each Participant or former Participant shall be entitled to retire the first day of the month coinciding with or following attainment of normal retirement age, which day shall be his Normal Retirement Date.

1. Employment After Normal Retirement Age. If a Participant continues in the employ of the Employer beyond his Normal Retirement Date, he shall, pursuant to the terms of this Plan, continue to share in any Employer discretionary Profit Sharing contributions and increases and decreases in value, including fees and expenses until actual retirement and may elect Employee pre-tax contributions and receive Employer matching contributions hereunder.

a. Election to Receive Benefits While Still Employed. A Participant who has attained age 70 1/2 may elect in writing to receive his Accrued Benefit prior to his actual retirement date in accordance with procedures established by the Committee; such a Participant shall continue to share in any Employer discretionary Profit Sharing contributions and increases and decreases in value, including fees and expenses, until actual retirement and may elect Employee pre-tax contributions and receive Employer matching contributions hereunder.

b. Required Receipt of Benefits. The required beginning date of a Participant is the later of the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2 or retires except that benefit distributions to a more than five percent (5%) owner (as defined in Code Section 416) must commence by the April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A participant is treated as a more than five percent (5%) owner for purposes of this section if such participant is a more than five percent (5%) owner as defined in Code Section 416 at any time during the Plan Year ending within the calendar year in which such owner attains age 70 1/2.

A Participant to whom this subparagraph b. applies shall continue to share in any Employer discretionary Profit Sharing contributions, and increases and decreases in value, including fees and expenses, until actual retirement, and may elect Employee pre-tax contributions and receive Employer matching contributions hereunder.

2. Date of Retired Participant’s First Payment. A Participant who retires hereunder shall begin receiving his benefits as soon as is reasonably possible after his retirement date but no later than the date sixty (60) days after the close of the Plan Year in which the Participant retires, unless he elects to defer payment pursuant to subparagraph (3) below.

3. Deferral of Benefits. A Participant who retires hereunder or terminates employment with a nonforfeitable Accrued Benefit in excess of $1,000 shall not be required to receive a distribution without his written consent. The Participant may elect to defer the commencement of his Plan benefits to a later date, but not later than April 1 of the calendar year following the calendar year in which he attains age 70 1/2. Such a Participant must make this election in writing on a form provided by the Committee. Such election shall include the current amount of the Participant’s nonforfeitable Accrued Benefit and the date on which payment shall commence. The Participant may change such election prior to the commencement of his deferred benefits, provided payments commence no later than the date required above.

Failure of a Participant to consent to a distribution while a nonforfeitable Accrued Benefit in excess of $1,000 is immediately distributable shall be deemed an election to defer commencement of payment.

4. Form of Payment. A Participant who is eligible to receive benefits under this paragraph may elect in writing to receive a single payment equal to the Participant’s nonforfeitable Accrued Benefit valued as of the Valuation Date(s) coinciding with or immediately following the Plan’s receipt of the Participant’s distribution request, except that a Participant who elected to receive installment payments prior to the date that installment payments ceased to be an optional form of payment under the Plan may continue to receive such installment payments, pursuant to subparagraph 5. below.

5. Reserved.

6. Minimum Required Distribution Under Final Regulations.

With respect to minimum required distributions made on or after the Effective Date as defined in Paragraph 6.a.i below, the following provisions shall apply:

a. General Rules.

i. Effective Date. The provisions of this Article VII, Paragraph A.6 will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

ii. Precedence. The requirements of this Article VII, Paragraph A.6 will take precedence over any inconsistent provisions of the Plan as to the required minimum amount payable, provided that any provision of the Plan requiring faster payment or greater payments will remain in effect.

iii. Requirements of Treasury Regulations Incorporated. All distributions required under this Article VII, Paragraph A.6 will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

iv. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Article VII, distributions may be made under a designation made before January 1,1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

b. Time and Manner of Distribution.

i. Required Beginning Date, The Participant’s nonforfeitable Accrued Benefit will be distributed, or begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date, as defined in subparagraph e.v. below.

ii. Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s nonforfeitable Accrued Benefit will be distributed, or begin to be distributed, no later than as follows:

A. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later, unless subparagraph iii. below applies.

B. If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, unless subparagraph iii. below applies.

C. If there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire nonforfeitable Accrued Benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

D. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this subparagraph ii, other than subparagraph ii.A, will apply as if the surviving spouse were the Participant.

For purposes of this subparagraph ii. and Article VII, Paragraph A.6.d, unless subparagraph ii.D. above applies, distributions are considered to begin on the Participant’s Required Beginning Date. If subparagraph ii.D. above applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under subparagraph ii.A. above. If the Plan permits an annuity contract as a form of payment and distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under subparagraph ii.A), the date distributions are considered to begin is the date distributions actually commence.

iii. Five-Year Rule. If the Participant dies before distributions begin and there is a designated beneficiary, distribution to the designated beneficiary is not required to begin by the date specified above in subparagraph b.ii., as long as the Participant’s entire nonforfeitable Accrued Benefit will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the Participant’s death (“five-year rule”). If the Participant’s surviving spouse is the Participant’s sole designated beneficiary and the surviving spouse dies after the Participant but before distributions to either the Participant or the surviving spouse begin, this election will apply as if the surviving spouse were the Participant.

Beneficiaries may elect on an individual basis whether the foregoing 5-year rule or the life expectancy rule specified in subparagraph b.ii above and subparagraph d.ii below applies to distributions after the death of a Participant who has a designated beneficiary. The election must be made no later than the earlier of (a) December 31 of the calendar year in which distribution would be required to begin under subparagraph b.ii, or (b) December 31 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death. If the beneficiary does not make an election under this Paragraph, distributions will be made in accordance with the five-year rule.

A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31,2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

iv. Forms of Distribution. Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, then for each distribution calendar year distributions will be made in accordance with Paragraphs A.6.C and A.6.d of this Article VII. If the Plan permits an annuity contract as a form of payment and the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

c. Required Minimum Distributions During Participant’s Lifetime.

i. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

A. the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

B. if the Participant’s sole designated beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

ii. Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death. Required minimum distributions will be determined under this Article VII, Paragraph A.6.c. beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

d. Required Minimum Distributions After Participant’s Death.

i. Death On or After Date Distributions Begin.

A. Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated beneficiary, determined as follows:

1. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

2. If the Participant’s surviving spouse is the Participant’s sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

3. If the Participant’s surviving spouse is not the Participant’s sole designated beneficiary, the designated beneficiary’s remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

B. No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s entire nonforfeitable Accrued Benefit by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

ii. Death Before Date Distributions Begin.

A. Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s nonforfeitable Accrued Benefit by the remaining life expectancy of the Participant’s designated beneficiary, determined as provided in Article VII, Paragraph A.6.d.i above.

B. No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire nonforfeitable Accrued Benefit will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

C. Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Article VII, Paragraph A.6.b.ii.A above, this Article VII, Paragraph A.6.d.ii will apply as if the surviving spouse were the Participant.

e. Definitions.

i. Designated beneficiary. The individual who is designated as the beneficiary under Article VII, Paragraph B of the Plan (including any individual who is a default beneficiary identified under Article VII, Paragraph B of the Plan), and is the designated beneficiary under Code Section 401(a)(9) and Section 1.401(a)(9)-4, Q&A-l, of the Treasury regulations.

ii. Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Article VII, Paragraph A.6.b.ii. The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

iii. Life expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

iv. Participant’s nonforfeitable Accrued Benefit. The Participant’s nonforfeitable Accrued Benefit as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the nonforfeitable Accrued Benefit as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The nonforfeitable Accrued Benefit for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

v. Required Beginning Date. The date specified in Article VII, Paragraph A.1.b. of the Plan.

B. Death. Each Participant shall designate a beneficiary or beneficiaries on a form to be furnished by the Committee. The beneficiary of a married Participant shall be his Spouse, unless the Spouse consents in writing to the designation of another specific beneficiary and acknowledges the effect of the consent. The consent shall be witnessed by a notary public or a Plan representative. Such designation shall be filed with the Committee and may be changed by the Participant from time to time by filing a new designation in writing (together with the Spouse’s consent where required). The designation last filed with the Committee shall control.

If any Participant shall fail to designate a beneficiary or if the person or persons designated predecease the Participant and there is no designated successor, the Participant’s beneficiary shall be the following in the order named:

a. Surviving Spouse at date of death,

b. Then living issue, per stirpes (lawful issue and adopted),

c. Then living parents, in equal shares,

d. Brothers and sisters, in equal shares, provided that if any brother or sister is not then living, his or her share shall be distributed to his or her then living issue, per stirpes, and

e. Estate of the Participant.

1. Death Prior to Commencement of Benefits. A Participant’s beneficiary shall receive the Participant’s nonforfeitable Accrued Benefit in the form of a single lump sum payment. Such payment shall be valued as of the Valuation Date coinciding with or following the Plan’s receipt of the beneficiary’s distribution request, subject to the following rules:

a. A beneficiary may elect to have payments commence a reasonable time after the Participant’s death.

b. All payments to the beneficiary shall be completed by December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs, except that such payments may extend beyond that five-year period if the Participant designated a beneficiary who is the Participant’s Spouse, and that beneficiary elects to have payments commence not later than the later of (a) December 31 of the calendar year in which the Participant would have attained age 70 1/2 or (b) December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs.

The beneficiary’s election of a Plan distribution shall be in writing on a form furnished by the Committee. If the beneficiary is the Participant’s Spouse and the Spouse elects to postpone payment of the Participant’s Accrued Benefit, the Spouse shall designate a beneficiary or beneficiaries in accordance with the provisions of this Paragraph B as if the Spouse was the Participant. If such Spouse dies before payments commence hereunder, the provisions of this Paragraph B shall be applied as if the Spouse was the Participant.

If the Participant’s beneficiary fails to make a written election of a Plan distribution before December 31 of the calendar year in which the fifth anniversary of the Participant’s death occurs, and the Participant did not designate his Spouse as beneficiary, the Committee shall direct the Trustee to pay the benefit in a single sum to the Participant’s beneficiary not later than such December 31. If the Participant’s Spouse as designated beneficiary fails to make a written election of a Plan distribution before the later of (i) December 31 after the Participant would have attained age 70 1/2 or (ii) December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs, the Committee shall direct the Trustee to distribute the Participant’s Accrued Benefit in a single sum on or before the later of December 31 of the calendar year in which the Participant would have attained age 70 1/2 or December 31 of the calendar year in which the fifth anniversary of the death of the Participant occurs.

Notwithstanding any provision of this Plan to the contrary, in the event that a distribution is required to be made to a beneficiary by December 31 of a Plan Year and has not already been made, such required distribution shall be valued as of the Valuation Date coinciding with or preceding the distribution.

Payments shall be in the form described in Paragraph A(4) of this Article.

Notwithstanding any other provision in this Plan, to the extent permitted by and in accordance with the Code, a Participant or beneficiary who would have been required to receive a minimum distribution under Code Section 401(a)(9) from this Plan for 2009, will not receive such distribution(s) for 2009, unless the participant or beneficiary affirmatively elects to receive such distribution(s). In the event that a beneficiary does not elect to receive such a distribution and the five-year rule set forth in Code Section 401(a)(9)(B)(ii) applies to such beneficiary, the five-year period shall be determined without regard to the Plan Year the distribution is suspended. In the event a Participant or beneficiary receives a required minimum distribution that was eligible for postponement, such distribution shall not be entitled to be directly rolled over, unless it is part of a larger distribution that was subject to direct rollover. In accordance with the Code, this Plan may accept a rollover of minimum distribution amounts that were subject to postponement. In the absence of an affirmative election by the Participant or beneficiary to receive a 2009 required minimum distribution, such 2009 minimum distributions are suspended. In the event the provisions of Code Section 401(a)(9)(H) are extended beyond 2009, this paragraph shall apply to all subsequent years that receive relief from the minimum distribution requirement.

C. Disability. Disability means that a Participant, by reason of mental or physical disability, is incapable of performing the duties of his customary position with the Employer for an indefinite period which, in the opinion of the Committee, is expected to be of a long continual duration. In the event of disability, said Participant’s Accrued Benefit shall be distributed to him if he so elects in the same manner as if he had attained full retirement age as provided in Paragraph A above. Such benefit shall be valued as of the Valuation Date(s) coinciding with or following the Plan’s receipt of a disabled Participant’s distribution election form. Disability shall be established to the satisfaction of the Committee. If the Participant shall disagree with the Committee’s findings, disability shall be established by the certificate of a physician, selected by the Participant and approved by the Committee, or if the physician selected by the Participant shall not be approved by the Committee, then by a majority of three physicians, one selected by the Participant (or his Spouse, child, parent, or legal representative in the event of his inability to select a physician), one by the Committee, and the third by the two physicians selected by the Participant and the Committee.

D. Termination of Employment. In the event a Participant voluntarily or involuntarily terminates employment with a nonforfeitable Accrued Benefit of $1,000 or less, the Participant shall be paid such nonforfeitable Accrued Benefit in a single cash payment valued as of the Valuation Date(s) coinciding with or immediately following his termination of employment, with such payment made as soon as reasonably possible after such Valuation Date(s). If such a Participant’s nonforfeitable Accrued Benefit exceeds $1,000, such benefit shall be paid in a single sum subject to the terms of Paragraph A.4 of this Article at such time as the Participant elects to commence distribution of his vested Accrued Benefit, but in no event shall such benefit be paid later than April 1 of the calendar year following the calendar year in which he attains age 70-1/2 as provided in Paragraph A.3 of this Article.

If the Participant’s nonforfeitable Accrued Benefit exceeds $1,000 at the time it first becomes available for distribution, such benefit shall be paid as provided in Paragraph A(4) of this Article within 60 days after the close of the Plan Year in which the Participant attains Normal Retirement Age, unless the Participant consents to an earlier distribution or elects to defer payments as provided in Paragraph A(3) of this Article.

If, at the time a Participant terminates employment, the Participant has completed 1,000 Hours of Service in the Plan Year, the vesting percentage used to compute his distribution shall reflect an additional Year of Service.

The Committee shall file such reports with the Secretary of Labor and Treasury and provide such information to a terminated Plan Participant as is required by law and regulations.

Anything in this Article VII, Paragraph D to the contrary notwithstanding, the forfeitable portion of a Participant’s account shall be subject to the forfeiture provisions of Article V, Paragraph F.

In the event the distribution to a terminated Participant is less than his Accrued Benefit, the Committee shall transfer the remainder of the terminated Employee’s Accrued Benefit to a separate account which shall be known as the “Termination Account.” At any relevant time prior to the event of forfeiture, the Participant’s vested portion of his Termination Account shall not be less than an amount (“X”) determined by the following formula:

X = P (AB + (R x D)) - (R x D)

For purposes of applying the formula: P is the vested percentage at the relevant time; AB is the Termination Account balance at the relevant time; R is the ratio of the account balance at the relevant time to the account balance after distribution; and D is the amount distributed when the Employee terminated employment.

E. Time of First Payment. Upon death, attainment of normal retirement age by a Participant who has separated from service with the Employer, termination of employment with a vested Accrued Benefit of $1,000 or less, or receipt by the Committee of a disabled Participant’s election to receive disability benefits, distribution of the affected Participant’s nonforfeitable Accrued Benefit Participant shall commence as soon as is reasonably possible following the Valuation Date(s) coinciding with or immediately following the date such aforementioned event occurs. In no event shall distribution commence later than sixty (60) days following the Plan Year in which such aforementioned event occurs, provided, that if a Participant or beneficiary is entitled to elect to defer receipt of such a distribution pursuant to the provisions of Paragraph A(3) or B of this Article VII and such an election is made, the Participant’s vested Accrued Benefit shall commence as soon as reasonably possible following the Valuation Date coinciding with or following the Plan’s receipt of the Participant’s or beneficiary’s distribution request.

F. Distribution of Allocation Attributable to Last Year of Participation. The amount, if any, allocated to the Participant’s Accounts for the Plan Year in which an event described in Paragraph E occurs shall be paid no later than sixty days after the end of such Plan Year, unless the Participant or beneficiary elects to defer the commencement of benefits in accordance with Paragraph A(3) or B of this Article VII, or fails to consent to the distribution as required by this Article.

G. Facility of Payment. Every person receiving or claiming benefits under the Plan shall be conclusively presumed to be mentally competent and of age until the Committee receives written notice, in a form and manner acceptable to it, that such person is incompetent or a minor, and that a guardian, conservator, or other person legally vested with the care of his estate has been appointed. In the event that the Committee finds that any person to whom a benefit is payable under the Plan is unable to properly care for his affairs, or is a minor, then any payment due (unless a prior claim therefor shall have been made by a duly appointed legal representative) may be paid to the spouse, a child, a parent, a brother, or a sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment.

In the event a guardian or conservator of the estate of any person receiving or claiming benefits under the Plan shall be appointed by a court of competent jurisdiction, payments shall be made to such guardian or conservator, provided that proper proof of appointment is furnished in a form and manner suitable to the Committee.

To the extent permitted by law, any payment made under the provisions of this Paragraph G shall be a complete discharge of liability under the Plan,

H. No Reduction in Benefits by Reason of Increase in Social Security Benefits. Notwithstanding any other provision of the Plan, in the case of a Participant who is receiving benefits under the Plan, or in the case of a Participant who has terminated employment with the Employer and who has a nonforfeitable Accrued Benefit, such benefits will not be decreased by reason of any increase in the benefit levels payable under Title II of the Social Security Act.

ARTICLE VIII

Provision Against Anticipation

A. No Alienation of Benefits. Until distribution pursuant to the terms hereof and except as hereinafter provided in this Article VIII, no Participant shall have the right or power to alienate, anticipate, commute, pledge, encumber, or assign any of the benefits, proceeds, or avails of the funds set aside for him under the terms of this Plan, and no such benefits, proceeds, or avails shall be subject to seizure by any creditor of the eligible Employee under any writ or proceedings at law or in equity.

B. Qualified Domestic Relations Orders. Notwithstanding any other Plan provision, the following procedures shall apply when any domestic relations order (entered on or after January 1, 1985) is received by the Plan with respect to a Participant. The Committee may delegate its authority under this Paragraph B to a third party.

1. The Committee shall promptly notify the Participant, and (a) each person named in the order as entitled to payment of Plan benefits, and (b) any other person entitled to any portion of the Participant’s Plan benefits (persons referred to in (a) and (b) are hereafter alternate payees) of the receipt of such order and of the Committee’s procedures for determining the qualified status of the order. The Committee shall permit each alternate payee to designate a representative for receipt of copies of notices.

2. Immediately upon receipt of such order, the Committee shall direct the Trustee to segregate in a separate account the amounts which are in pay status and which are payable to the alternate payee under the order.

3. The Committee shall meet promptly after receipt of the order and determine whether the order is a Qualified Domestic Relations Order. The Committee shall promptly notify the Participant and each alternate payee of its decision. A Qualified Domestic Relations Order is any judgment, decree or order (including approval of a property settlement agreement) that:

a. Relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant;

b. Is made pursuant to a State domestic relations law (including a community property law);

c. Creates or recognizes the existence of an alternate payee’s right to receive all or a portion of a Participant’s Plan benefits;

d. Clearly specifies (i) the name and last known mailing address, if any, of the Participant, and the name and mailing address of each alternate payee covered by the order; (ii) the amount or percentage of the Participant’s benefits to be paid by the Plan to each alternate payee, or the manner in which the amount or percentage is to be determined; (iii) the number of payments or period to which the order applies; and (iv) the plan to which the order applies;

e. Does not require the Plan to provide any form of benefit not otherwise provided by the Plan or any increased benefits, and does not require the payment of benefits to an alternate payee which are required to be paid to another alternate payee under another order previously determined to be a Qualified Domestic Relations Order.

4. The Committee’s decision shall be final unless the Participant or an alternate payee gives written notice of appeal within 60 days after receipt of the Committee’s decision.

5. If within 18 months an order is finally determined to be a Qualified Domestic Relations Order, the segregated amounts plus interest (if any) shall be paid to the persons entitled thereto, and thereafter the alternate payee shall receive payments pursuant to the terms of the order. Amounts subject to the order which are not in pay status shall be transferred to a separate account in the name of the alternate payee and thereafter held for such payee’s benefit pursuant to the terms of the order. If within 18 months the order is determined not to be a Qualified Domestic Relations Order, or if the issue has not been finally determined, the Committee shall pay the segregated amounts to the person who would have been entitled thereto if there had been no order. Any determination that an order is qualified after the close of the 18 month period shall be applied prospectively only.

6. The Committee’s procedures shall generally conform to the Plan’s claims procedures.

7. Notwithstanding any provisions of this Plan to the contrary, an alternate payee pursuant to a Qualified Domestic Relations Order shall be entitled to elect to receive a distribution from the Plan following the date such order is determined by the Committee to be a Qualified Domestic Relations Order and as specified in such Order. Provided, however, that for purposes of such a distribution, the amount distributed shall be valued as of the Valuation Date(s) coinciding with or immediately following the Plan’s receipt of the alternate payee’s distribution request, with payment or payment commencing as soon as reasonably possible after such Valuation Date(s). Payments made pursuant to this paragraph shall not be treated as a violation of the requirements of subsections (a) and (k) of Section 401 or Section 409(d) of the Code.

8. Effective April 6, 2007, a domestic relations order that otherwise satisfies the requirements for a qualified domestic relations order will not fail to be a qualified domestic relations order solely because the order is issued after, or revises, another domestic relations order or qualified domestic relations order or solely because of the time at which the order is issued.

C. Assignment of Benefits. A Participant receiving benefits under the Plan may voluntarily make a revocable assignment not to exceed 10% of any benefit payment so long as the assignment or alienation is not made for purposes of defraying Plan administration costs.

ARTICLE IX

Loans to Participants

A Participant may obtain a loan, first, from his Rollover Account, second, from his Employee Pre-Tax Contribution Account, and third, from his vested Employer Matching Contribution Account under the Plan, in accordance with the terms of the written Participant loan program established by the Committee, the terms and conditions of which are included in the Summary Plan Description and incorporated herein by reference. No loan shall be made which does not meet the following requirements:

A. A Participant shall apply for a loan in writing on a form providing such information as the Committee shall require.

B. The total amount of the loan, together with the outstanding balance of all other Plan loans to the Participant, shall not exceed the lesser of (1) $50,000 reduced by the excess, if any, of the highest outstanding balance of loans during the one year period ending on the day before the loan is made over the outstanding balance of loans from the Plan on the date on which such loan was made, or (2) one-half of the present value of the Participant’s nonforfeitable Accrued Benefit under this Plan. For purposes of the dollar limitations imposed by this Paragraph B, all plans maintained by the Employer and any trade or business which is a member of a controlled group of trades or businesses or an affiliated service group under Code Sections 414(b), 414(c) and 414(m) shall be treated as one Plan.

C. Each loan shall bear interest at a commercially reasonable rate as determined by the Committee. In determining the interest rate, the Committee shall consider interest rates being charged by local financial institutions for similar loans with similar collateral.

D. Each loan shall have a definite maturity date and shall be repayable in level installment payments not less frequently than quarterly, except that during an Employer-approved leave of absence, a Participant may postpone loan payments. The term for repayment shall not exceed five years unless the loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the applicant. In that case, the Committee will determine the term for repayment of such a loan, which shall not exceed the term normally available through financial institutions offering such loans in similar amounts with similar collateral.

E. Interest paid on the loan shall accrue to the account of the Participant. All loans outstanding to a Participant shall be secured by not more than 50% of the Participant’s nonforfeitable Accrued Benefit with the determination being made as of the date of the loan approval. The Participant’s loan payments shall be reallocated among the Plan investment funds in accordance with the Participant’s most recent investment directions made pursuant to Article XI of the Plan.

F. Loans shall be available to all Participants on a reasonably equivalent basis. Credit-worthiness may be considered.

G. Loans shall not be made available to Plan Participants who are Highly Compensated Employees (as defined in Section 414(q)) in amounts greater than the amount made available to other Plan Participants based upon a uniform percentage of nonforfeitable Accrued Benefits.

H. If an event occurs which results in a distribution (other than an in-service distribution) to any Participant or former Participant or to a beneficiary and a loan to such Participant is outstanding, the unpaid balance of the principal and interest shall be deducted from the amount of the distribution. A Participant may prepay his loan in full at any time without penalty.

I. Loan payments shall be suspended under this Plan as permitted under Code Section 414(u)(4).

J. The minimum loan that may be made to a Participant is $1,000.

K. Administrative expenses associated with a Participant’s loan shall be paid directly by the Participant or charged to the Participant’s Employee Pre-Tax Contribution Account.

ARTICLE X

Administrative Committee - Named

Fiduciary and Administrator

A. Appointment of Committee. The Board of Directors of HomeStreet, Inc. shall appoint an Administrative Committee of not fewer than three (3) persons (herein referred to as the “Committee”). The Committee shall perform administrative duties set forth in part hereinafter and serve for such terms as the Board of Directors may designate or until a successor has been appointed or until removal by the Board of Directors. The Board of Directors shall advise the Trustee in writing of the names of the members of the Committee and any changes thereafter made in the membership of the Committee. Vacancies due to resignation, death, removal, or other causes shall be filled by the Board of Directors. Members shall serve without compensation for service. All reasonable expenses of the Committee shall be paid by the Employer. The number of Committee members may be changed by the Board of Directors of HomeStreet, Inc. at any time.

B. Committee Action. The Committee shall choose a secretary who shall keep minutes of the Committee’s proceedings and all data, records, and documents pertaining to the Committee’s administration of the Plan. The Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. The Committee may by such majority action authorize its secretary or any one or more of its members to execute any document or documents on behalf of the Committee, in which event the Committee shall notify the Trustee in writing of such action and the name or names of those so designated. The Trustee thereafter shall accept and rely conclusively upon any direction or document executed by such secretary, member, or members as representing action by the Committee until the Committee shall file with the Trustee a written revocation of such designation. A member of the Committee who is also a Participant hereunder shall not vote or act upon any matter relating solely to himself.

C. Rights and Duties. The Committee shall be the Plan administrator and named fiduciary of the Plan and shall have the power and authority in its sole, absolute and uncontrolled discretion to control and manage the operation and administration of the Plan and shall have all powers necessary to accomplish these purposes. The responsibility and authority of the Committee shall include but shall not be limited to the following:

1. Determining all questions relating to the eligibility of Employees to participate;

2. Computing and certifying to the Trustee the amount and kind of benefit payable to Participants, Spouses and beneficiaries;

3. Authorizing all disbursements by the Trustee from the Trust;

4. Establishing and reducing to writing and distributing to any Participant or beneficiary a claims procedure, and administering that procedure including the processing and determination of all appeals thereunder;

5. Maintaining all necessary records for the administration of the Plan other than those which the Trustee has specifically agreed to maintain pursuant to this Plan and Trust Agreement; and

6. Interpretation of the provisions of the Plan and publication of such rules for the regulation of the Plan as in the Committee’s sole, absolute and uncontrolled discretion are deemed necessary and advisable and which are not inconsistent with the terms of the Plan or ERISA.

D. Investments. With respect to the Employee Pre-Tax Contribution Accounts, Participant-Directed Profit Sharing Accounts, Employer Matching Contribution Accounts, and Rollover Accounts held in the Fund, the Committee shall have the responsibility and authority to direct the Trustee and shall be the named fiduciary with respect to the management and control of the assets of the Plan in selecting the investment funds to be offered to Plan Participants and in monitoring the investment performance of those funds, subject to the provisions of Paragraph F of this Article X.

E. Information - Reporting and Disclosure. To enable the Committee to perform its functions, the Employer shall supply full and timely information to the Committee on all matters relating to the compensation of all Participants, their continuous regular employment, their retirement, death, or the cause for termination of employment, and such other pertinent facts as the Committee may require, and the Committee shall furnish the Trustee such information as may be pertinent to the Trustee’s administration of the Plan. The Committee as

Plan Administrator shall have the responsibility of complying with the reporting and disclosure requirements of ERISA to the extent applicable.

F. Standard of Care Imposed Upon the Committee. The Committee shall discharge its duties with respect to the Plan solely in the interest of the Participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of the Plan; (2) with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of like character and with like aims; (3) by diversifying the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and (4) in accordance with the Plan provisions. Provided, however, that the Committee shall not be liable for any loss or for any breach of fiduciary responsibility which results from a Participant’s exercise of control over all or part of the investment of his Employee Pre-Tax Contribution Account, Participant-Directed Profit Sharing Account, Employer Matching Contribution Account, and Rollover Account. Where a Participant is directing the investment of all or part of such Accounts, the Committee shall have no responsibility to maintain diversification of the self-directed portion of such Accounts.

G. Allocation and Delegation of Responsibility. The Committee may by written rule promulgated under Paragraph C above allocate fiduciary responsibilities among Committee members and may delegate to persons other than Committee members the authority to carry out fiduciary responsibilities under the Plan, provided that no such responsibility shall be allocated or delegated to the Trustee without its written consent.

In the event that a responsibility is allocated to a Committee member, no other Committee member shall be liable for any act or omission of the person to whom the responsibility is allocated except as may be otherwise required by law. If a responsibility is delegated to a person other than a Committee member, the Committee shall not be responsible or liable for an act or omission of such person in carrying out such responsibility except as may otherwise be required by law.

H. Bonding. Where required by law, each fiduciary of the Plan and every person handling Plan funds shall be bonded. It shall be the obligation of the Committee to assure compliance with applicable bonding requirements. The Trustee shall not be responsible for assuring compliance with the bonding requirements.

I. Claims Procedure. As required by Paragraph C, the Committee shall establish a claims procedure which shall be reduced to writing and provided to any Participant or beneficiary whose claim for benefits under the Plan has been denied. The procedure shall provide for adequate notice in writing to any such Participant or beneficiary and the notice shall set forth the specific reasons for denial of benefits written in a manner calculated to be understood by the Participant or beneficiary. The procedure shall afford a reasonable opportunity to the Participant or beneficiary for a full and fair review by the Committee of the decision denying the claim. The Trustee shall have no responsibility for establishing such a procedure or assuring that it is carried out.

J. Funding Policy. The Committee shall be responsible for establishing and carrying out a funding policy for the Employer’s Plan. In establishing such a policy, the short-term and long-term liquidity needs of the Plan shall be determined to the extent possible by considering among other factors the anticipated retirement date of Participants, turnover and contributions to be made by the Employer. The funding policy and method so established shall be communicated to the Trustee.

K. Indemnification. The Employer does hereby indemnify and hold harmless each Committee member from any loss, claim, or suit arising out of the performance of obligations imposed hereunder and not arising from said Committee member’s willful neglect or misconduct or gross negligence.

L. Compensation, Expenses. The Committee members shall serve without compensation for services under this Plan. All reasonable expenses of Plan administration shall be paid by the Trust to the extent that the Employer does not elect to pay in accordance with applicable law. Such expenses shall include any expenses incident to the functioning of the Committee, including but not limited to accountants, actuary, counsel, and other specialists, and other costs of administering this Plan. Provided, however, that the investment fees relating to the acquisition and disposition of Trust investments shall be a charge against and paid from the appropriate Plan Participants’ accounts. Provided, further, that reasonable administrative fees related to a Participant loan may be charged to that Participant’s Plan accounts. Provided, that reasonable fees may be charged to Participants’ Plan accounts in accordance with applicable law.

ARTICLE XI

Investment of Trust Funds

A. Investment of Employee Pre-Tax Contribution Accounts, Participant-Directed Profit Sharing Accounts, Employer Matching Contribution Accounts, and Rollover Accounts. For investment purposes, each Participant shall have the right to allocate contributions made to his Employee Pre-Tax Contribution Account, Participant-Directed Profit Sharing Account, Employer Matching Contribution Account, and Rollover Account, if any, among Plan investment Funds selected by the Committee, in accordance with rules adopted by the Committee and uniformly applied. A Participant may transfer amounts in such Accounts from one investment Fund to another in such increments and at such times as shall be provided by rules adopted by the Committee and uniformly applied. With respect to the assets in such Accounts of Participants who do not allocate contributions on their behalf among those Plan investment Funds, such assets shall be invested in the Plan investment Fund(s) selected by the Committee.

Without limiting the generality of the foregoing, the Trustee in following a Participant’s instructions in accordance with the terms of this Plan or in following the Committee’s instructions as to a Participant who does not elect among the available Plan investment Funds, shall invest and reinvest the principal and income of the Fund in common investment funds (the terms of which are incorporated herein by reference); real estate; government, municipal or corporation bonds, debentures or notes; common and preferred stocks; interests in investment companies, whether so-called “open-end mutual funds” or “closed-end mutual funds”; or any other form of property, whether real, personal or mixed, including life insurance policies on key employees of the Employer for, the benefit of the Trust; provided, that the Trustee shall not invest in common or preferred stock, bonds, debentures or convertibles issued by the Employer. The Committee and the Trustee shall not be liable for any loss or any breach of fiduciary responsibility which results from a Participant’s exercise of control over all or part of his Employee Pre-Tax Contribution Account, Participant-Directed Profit Sharing Account, Employer Matching Contribution Account, and Rollover Account, if any.

B. Standard of Care Imposed Upon Trustee. The Trustee shall discharge its investment responsibilities hereunder solely in the interests of the Participants and beneficiaries and (1) for the exclusive purpose of providing benefits to Participants and their beneficiaries, and defraying reasonable expenses of administering the Plan; (2) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims; and (3) in accordance with the terms of this Plan and the Trust Agreement.

ARTICLE XII

Mergers and Consolidations

In the case of any merger or consolidation with any other plan or a transfer of assets or liabilities to any other plan, each Participant shall be entitled to receive a benefit immediately after such a merger, consolidation or transfer, which is equal to the benefit he would have been entitled to immediately before if the Plan had been terminated.

ARTICLE XIII

Amendment and Termination of the Plan and Trust

A. Right to Amend and Terminate. HomeStreet, Inc. represents that the Plan is intended to be a continuing and permanent program for Participants, but reserves the right to terminate the Plan or Trust Agreement at any time. The Board of Directors of HomeStreet, Inc. may modify, alter, or amend this Plan or the Trust Agreement in whole or in part, provided that no such modification, alteration, or amendment shall enlarge the duties or liabilities of the Trustee without its consent, nor reduce the Participant’s Accrued Benefit hereunder, except to the extent permitted by Code Section 412(c)(8). For purposes of this Article, a Plan amendment which has the effect of (1) eliminating or reducing an early retirement benefit or retirement-type subsidy, or (2) eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment, shall be treated as reducing the Accrued Benefit. In the case of a retirement-type subsidy, the preceding sentence shall apply only with respect to a Participant who satisfies (either before or after the amendment) the preamendment conditions for the subsidy.

B. No Revesting. No termination, modification, alteration, or amendment shall have the effect of revesting in the Employer any part of the principal or income of the Trust, except as otherwise permitted by the Plan.

C. Exclusive Benefit of Employees. At no time during the existence of this Plan or at its termination may any part of the Trust corpus or income be used for or directed to purposes other than for the exclusive benefit of the Participants hereof or their beneficiaries.

D. Termination.

1. This Plan shall terminate upon the occurrence of any of the following:

a. Written notice of HomeStreet, Inc. to the Trustee;

b. Complete discontinuance of contributions by all of the co-sponsoring Employers;

c. The dissolution or merger of HomeStreet, Inc. unless a successor to the business agrees to continue the Plan and Trust by executing an appropriate agreement, in which event such successor shall succeed to all the rights, powers and duties of the Employer.

2. In the event that HomeStreet, Inc. is taken over by a successor who agrees to continue the Plan, the employment of any Employee who is continued in the employ of such successor shall not be deemed to have been terminated or severed for any purpose hereunder.

3. Notwithstanding any provision hereof to the contrary, upon termination or partial termination of the Plan, or upon complete discontinuance of contributions to the Plan, all affected Participants’ Accounts, and all unallocated units, shares, or amounts shall fully vest and become nonforfeitable. All unallocated assets of the Trust shall be allocated to the Accounts of all Participants as of the next Valuation Date (or if the Plan is being terminated immediately, then on the date of such Plan termination as if it were the next Valuation Date) in accordance with the provisions of the Plan hereof; and shall be applied for the benefit of each such Participant either by a lump-sum distribution, or by the continuance of the Trust and the payments of benefits thereunder in the manner provided in the Plan. The Trustee, in consultation with the Committee, shall decide whether a partial termination of the Plan has occurred.

After the Plan’s initial qualification by the Internal Revenue Service, there will be no reversion of assets to the Employer under any circumstances. All Participants shall be treated in a manner consistent with the terms of this Plan and provisions of the Code and applicable regulations, as may be amended from time to time.

A Participant shall not receive his Employee Pre-Tax Contribution Account, and any income thereon, on account of Plan termination unless the Plan termination occurs without the establishment or maintenance of another defined contribution plan (other than an employee stock ownership plan).

ARTICLE XIV

Top Heavy Plans Defined and Other Definitions

A. Top Heavy Plan. This Plan is Top Heavy and subject to the requirements of this Article and Article XV if for a Plan Year, as of the Determination Date, the Accrued Benefits of Key Employees in this Plan aggregated with the Accrued Benefits of Key Employees in all qualified plans maintained by the Employer and each member of the Controlled Group exceed 60% of the Accrued Benefits of all employees (excluding Non-Key Employees who were Key Employees in a prior plan year) in all qualified plans maintained by the Employer and all members of the Controlled Group which are in the Required Aggregation Group (the Top Heavy Test). Provided, the foregoing shall not apply and this Plan shall not be Top Heavy if this Plan is Permissively Aggregated and as a result the Top Heavy Test results in a percentage of 60% or less.

B. Additional Definitions for Use in this Article and Article XV.

1. Accrued Benefits. Accrued Benefits means:

a. for each defined contribution plan, the Employee’s account balances as of the Valuation Date coinciding with the Determination Date, adjusted for contributions required to be made under Code Section 412, and to be allocated as of a date not later than the Determination Date, although not yet contributed and

i. Effective for Plan Years beginning after December 31, 2001 increased by the distributions made with respect to the Employee under this Plan and any plan aggregated with this Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date.

ii. The preceding shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with this Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than severance from employment, death, or disability, this provision shall be applied by substituting “5-year period” for “1-year period” and

iii. The Accrued Benefits of any individual who has not performed services for the Employer during the 1-year period ending on the determination date shall not be taken into account.

b. for each defined benefit plan, the present value as of the Valuation Date coinciding with the Determination Date of the employee’s accrued benefits determined under (i) the method, if any that uniformly applies for accrual purposes under all defined benefit plans maintained by the employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Section 411(b)(1)(C) of the Code.

In computing a. and b., all benefits attributable to Employer Contributions and all benefits attributable to Employee contributions (excluding deductible Employee contributions, if any) are to be taken into consideration. All such benefits of individuals who have not performed services for the Employer or a member of the Controlled Group maintaining this Plan any time during the one-year period ending on the Determination Date are not taken into consideration. All distributions made in the Plan Year including the Determination Date are to be added back, including distributions from a terminated plan of a member of the Controlled Group, and excluding amounts which were rolled over or transferred to a plan of a member of the Controlled Group under circumstances which require such amounts to be considered part of the accrued benefit under the recipient plan. Rollovers and transfers to this Plan or a plan of a member of the Controlled Group initiated by an Employee and made in the Plan Year including the Determination Date, are not to be taken into consideration in computing (a) and (b) above. No accrued benefits of a Non-Key Employee with respect to this Plan (or any plan aggregated under Paragraph 7 or 8 below) for a Plan Year shall be taken into consideration if the Non-Key Employee was a Key Employee with respect to such plan for any prior Plan Year.

2. Controlled Group. Controlled Group means all employers required to be aggregated under Code Section 414(b), (c) or (m).

3. Determination Date. Determination Date means the last day of the Plan Year preceding the Plan Year in question or, in the first Plan Year, the last day thereof. Where plans other than this Plan are in question, the Determination Date for each plan shall be the last date of the Plan Year that falls within the same calendar year.

4. Key Employee. Key Employee means, effective for Plan Years beginning after December 31, 2001, any Employee or former Employee (including the beneficiary of any such deceased person) who at any time during the Plan Year that includes the Determination Date is or was:

a. an officer receiving annual Compensation greater than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2001;

b. an employee owning more than five percent of the Employer;

c. an employee receiving annual Compensation in excess of $150,000 and owning one percent of the employer.

For this purpose, annual Compensation means Compensation within the meaning of Code Section 415(c)(3) as set forth in Article II, Paragraph F. The determination of who is a Key Employee will be made in accordance with Code Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

In determining ownership of an employer, the rules of Code Section 318 shall be applied substituting 5 percent for 50 percent in subparagraph (C) of Code Section 318(a)(2). In the case of an unincorporated employer, ownership shall be determined in accordance with regulations promulgated by the Secretary of the Treasury. Code Section 414(b), (c) and (m) shall not apply for purposes of determining ownership of an employer.

5. Minimum Benefit Accrual. Minimum Benefit Accrual means a benefit payable in the form of a life annuity at normal retirement age under a defined benefit plan which equals not less than the lesser of (1) 20% of average Compensation or (2) 2% of average Compensation times Years of Service. Average Compensation means the average of the employee’s Compensation for the five consecutive years when the employee had the highest aggregate Compensation. A Year of Service is disregarded if this Plan is not Top Heavy for the Plan Year ending during the Year of Service. Compensation in years following the last Plan Year in which this Plan is top heavy is not taken into account.

6. Non-key Employee. Non-key Employee means any employee who is not a Key Employee.

7. Permissively Aggregated. Permissively Aggregated means:

a. the Required Aggregation Group; and

b. such additional plans that may be aggregated without violating the requirements of Code Sections 410 and 401(a)(4).

8. Required Aggregation Group. Required Aggregation Group means:

a. all qualified plans of the employer and each member of the Controlled Group in which a Key Employee is a participant; and

b. each other qualified plan that must be considered along with the plans in (a) in order for this Plan to meet the requirements of Code Sections 410(b) or 401(a)(4).

ARTICLE XV

Additional Requirements

Applicable to Top Heavy Plans

A. Minimum Vesting Requirements. For each Plan Year that the Plan is subject to the provisions of this Article, a Participant’s nonforfeitable Accrued Benefit in his Participant-Directed Profit Sharing Contribution Account and his Employer Matching Contribution Account, if any shall be determined in accordance with the following schedule:

Years of Service	Nonforfeitable %
0	0%
1	20%
2	40%

3	60%
4	80%
5	100%

B. Minimum Employer Contributions.

1. General Rule. Except as provided in Paragraphs 2. and 3. hereof, for each Plan Year that this Plan is subject to the provisions of this Article, each Non-Key Employee Participant shall receive an allocation (Minimum Employer Contribution), without regard to any Social Security contribution, to his Employer Discretionary Contribution Account of the lesser of:

a. three percent of his Compensation (as defined in Article II, Paragraph F), or

b. the highest percentage of Compensation (as defined in Article II, Paragraph F) allocated to the account of a Key Employee. This subparagraph b. shall not apply and the required contribution shall be 3% if exclusion of this Plan from the Required Aggregation Group would cause a defined benefit plan in the Required Aggregation Group to fail to meet the requirements of Code Section 401(a)(4) or 410.

In applying this Paragraph 1, failure of a Participant to complete a Year of Service, make mandatory contributions, if required, or receive Compensation sufficient to justify an allocation during the Plan Year shall not render such Participant ineligible to receive a minimum employer contribution under this Article XV, Paragraph B. In determining such contribution, Compensation for purposes of this Section is compensation attributable to Hours of Service performed while he was a Participant.

Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and this Plan. The preceding sentence shall apply with respect to Matching Contributions under this Plan or, if this Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

2. Exceptions. Subparagraph 1. does not apply with respect to a Participant who

a. terminates employment with the Employer and all members of the Controlled Group prior to the last day of the Plan Year, or

b. is a participant in another defined contribution plan which is in the Required Aggregation Group and receives an allocation to his employer contribution account in such plan equal to the above (for the Plan Year ending on or before the Determination Date), or

c. is a participant in a defined benefit plan, which is in the Required Aggregation Group and receives thereunder for the Plan Year the Minimum Benefit Accrual for the Plan Year ending on or before the Determination Date.

3. Employee Participating in Defined Benefit Plan. For each Non-Key Employee Participant who is also a participant in a defined benefit plan which is in the Required Aggregation Group and which does not provide the Minimum Benefit Accrual for the Plan Year ending on or before the Determination Date, Paragraph 1 shall be applied substituting 5% of compensation for subparagraphs 1.a. and b.

4. Specific Rules. In determining the Minimum Employer Contribution hereunder, the following rules shall govern:

a. The Non-Key Employee’s account will receive the Minimum Employer Contribution notwithstanding a waiver of the minimum funding requirements of Code Section 412.

b. Tax-deferred contributions by Non-Key Employees to a qualified plan shall be disregarded; Tax-Deferred Contributions by Key Employees shall be taken into account in determining the minimum required employer contribution hereunder.

ARTICLE XVI

Right to Discharge Employees

Neither the establishment of the Plan and Trust nor any modification thereof, nor the creation of any funds or accounts nor the payment of any benefit, shall be construed as giving any Participant, or any other person whomsoever, any legal or equitable right against the Employer, the Trustee, or the Committee unless the same shall be specifically provided for in this agreement or conferred by affirmative action of the Committee or the Employer in accordance with the terms and provisions of this agreement or as giving any Employee or Participant the right to be retained in the service of the Employer, and all Employees shall remain subject to discharge by the Employer to the same extent as if this Plan and Trust had never been adopted.

ARTICLE XVII

Return of Contributions;

Declaration of Trust Contingent

on Internal Revenue Service Approval

Contributions made hereto are conditioned on deductibility by the Employer under Section 404 of the Code, and such contributions may not be made under a mistake of fact.

Contributions may be returned to the Employer, in the amount involved, within one year of the mistaken payment of the contribution, or disallowance of a deduction, as the case may be.

This Plan and the Trust shall be contingent upon a favorable Internal Revenue Service ruling as to the initial acceptability under Section 401(a) of the Internal Revenue Code, as amended, and exemption from income taxation under Section 501(a) of the Internal Revenue Code. In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Internal Revenue Code, and if the Employer does not effect an amendment which will cure the defect, then this Plan and Trust will thereupon terminate and be of no further force or effect, and the Trustee shall forthwith return to the Employer the current value of all contributions made incident to that initial qualification by the Employer (plus income, less any fees or expenses allocable thereto) within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer’s return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may prescribe.

ARTICLE XVIII

Rollover Contributions; Trust to Trust Transfers

A. Rollover Contributions To This Plan. Subject to such terms and conditions as may from time to time be established by the Committee, an Employee of the Employer, whether or not a Participant, may make a rollover contribution to the Plan, provided that the rollover contribution does not result in this Plan becoming a transferee plan as defined in Code Section 401(a) (11)(B)(iii)(III). If a rollover contribution is to be made to this Plan directly from another plan that is subject to the qualified joint and survivor annuity requirements, the proper participant waiver and required spousal consent to that waiver must be obtained by the other plan prior to the direct rollover contribution to this Plan. The Committee shall be provided evidence to its satisfaction that the distribution is an eligible rollover distribution as defined in Paragraph C.1. below.

If an Employee has received an eligible rollover distribution from another qualified plan, or from an IRA that holds only assets from a qualified plan, the distribution must be contributed to this Plan within sixty (60) days following receipt of such amount by the Employee. All rollover contributions shall be accounted for separately but shall be invested and reinvested along with the assets of the Plan and treated in all respects as other assets of the Plan. The rollover contributions shall be credited to a special Rollover Account on behalf of the Employee. The Rollover Account shall, at all times, be 100% vested and nonforfeitable. An Employee may elect to receive an in-service withdrawal from his Rollover Account prior to his actual retirement date in accordance with procedures established by the Committee.

Notwithstanding the foregoing, with respect to Participant rollover contributions and direct rollovers of distributions made after December 31, 2001, the Plan will accept a direct rollover of an eligible rollover distribution or a Participant contribution of an eligible rollover distribution from: (1) a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions; (2) an annuity contract or 403(b)(7) custodial contract described in Code Section 403(b), excluding after-tax employee contributions; and (3) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

B. Trust to Trust Transfers. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Article, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

C. Definitions.

1. Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period often years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and hardship withdrawals of pre-tax contributions, unless such a distribution is made after a permissible distribution event (other than a hardship withdrawal) occurs under Code Section 401(k)(2)(B).

Provided, however, that with respect to distributions made after December 31, 2001, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

With respect to distributions made after December 31, 2001, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

2. Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

For purposes of the direct rollover provisions of this Article XVIII, an eligible retirement plan shall also mean an annuity contract or 403(b)(7) custodial contract described in Code Section 403(b) and an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

For distributions made after December 31, 2007, an Eligible Retirement Plan shall also include an individual retirement plan described in Code Section 408A(b).

For distributions of after-tax contributions made after December 31, 2006, an Eligible Retirement Plan shall also include an annuity contract described in Code Section 403(b), provided such contract separately accounts for such after-tax amounts.

3. Distributee. A distributee includes an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving spouse and the Employee’s or former Employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

Effective January 1, 2010, a nonspouse “designated beneficiary” within the meaning of Code Section 401(a)(9)(E) may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution made in a direct rollover to an individual retirement account described in Section 408(a) of the Code or to an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract). Notwithstanding the previous sentence, a distribution to a nonspouse designated beneficiary that is made prior to January 1, 2010 is not subject to the direct rollover requirements of Code Section 401(a)(31) (including Code Section 401(a)(31)(B)), the notice requirements of Code Section 402(f) or the mandatory withholding requirements of Code Section 3405(c).

4. Direct Rollover. A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE XIX

Transfers of Employment

Except as otherwise specifically provided herein, the provisions of this Article XIX apply to transfers of employment that occur on or after October 1, 2009; transfers of employment occurring prior to October 1, 2009 are subject to the provisions of the Plan as in effect at the time of such transfer. References to the provisions of the WMS 401(k) Plan described herein are included for solely purposes of clarity in describing the transfer provisions; in the event of a conflict between the information set forth herein and the terms of the WMS 401(k) Plan, the terms of the WMS 401(k) Plan shall govern.

A. Transfers out of This Plan. An Employee of an Employer co-sponsoring this Plan who, on or after October 1, 2009, either (1) transfers to employment with an employer co-sponsoring the WMS 401(k) Plan or (2) terminates employment with the Employer and later becomes hired by an employer co-sponsoring the WMS 401(k) Plan (a “Transfer-Out Employee”), shall receive credit for his Years of Service and Hours of Service with the Employer co-sponsoring this Plan for purposes of eligibility and vesting in the WMS 401(k) Plan, as applicable, provided that there shall be no duplication of credit in the year of transfer to or year of hire by an employer co-sponsoring the WMS 401(k) Plan. Notwithstanding the foregoing, no credit for vesting purposes shall be granted prospectively in this Plan based on a Transfer-Out Employee’s Years of Service and Hours of Service with the employer co-sponsoring the WMS 401(k) Plan.

A Transfer-Out Employee’s Accrued Benefit, if any, in this Plan shall remain credited to his accounts in this Plan and shall continue to be subject to the terms and conditions of this Plan. A Transfer-Out Employee may request a distribution from this Plan subject to the provisions of Article VII of this Plan, provided that he is no longer employed by a co-sponsor of this Plan or any other entity aggregated with a co-sponsor of this Plan under the aggregation requirements of Code Sections 414(b), (c), (m) or (o).

To the extent that a Transfer-Out Employee has an original date of hire with the Employer prior to July 1, 2008, he shall be eligible while employed by an employer co-sponsoring the WMS 401(k) Plan to obtain in-service Employee pre-tax 401(k) contributions hardship withdrawals and pre-tax 401(k) contributions withdrawals after age 59 1/2 from this Plan, provided the Plan requirements for such withdrawals are met. Notwithstanding the preceding sentence, a Transfer-Out Employee whose original hire date with the Employer is on or after July 1, 2008 shall not be eligible while employed by an employer co-sponsoring the WMS 401(k) Plan to obtain such in-service Employee pre-tax 401(k) contributions hardship withdrawals and pre-tax 401(k) contributions withdrawals after age 59 1/2 from this Plan, regardless of the date he transfers employment to a co-sponsor of the WMS 401(k) Plan. A Transfer-Out Employee may not take a new participant loan from this Plan.

A Transfer-Out Employee may make Employee pre-tax contributions and shall receive any Employer contributions to this Plan only for the period of time through which he is employed by an Employer co-sponsoring this Plan in accordance with the terms of this Plan and based on his Compensation from his Employer which co-sponsors this Plan. A Transfer-Out Employee’s Participant-Directed Profit Sharing Account and Employer Matching Contribution Account, if any, in this Plan shall become 100% vested and nonforfeitable if (1) he dies, becomes permanently and totally disabled pursuant to the terms of this Plan, or attains Normal Retirement Age, and (2) such event occurs while the individual is still employed by an Employer co-sponsoring this Plan, or by an employer co-sponsoring the WMS 401(k) Plan.

B. Transfers Into This Plan from the WMS Plan. An employee of a co-sponsor of the WMS 401(k) Plan who, on or after January 1, 2000, either (a) transfers to employment with an Employer co-sponsoring this Plan or (b) terminates employment with an employer co-sponsoring the WMS 401(k) Plan and later becomes hired by an Employer co-sponsoring this Plan (a “Transfer-In Employee”) shall receive credit for his Years of Service and Hours of

Service with the co-sponsors of the WMS 401(k) Plan for purposes of eligibility and vesting in this Plan, provided that there shall be no duplication of credit in the year of transfer to or year of hire by an Employer co-sponsoring this Plan. Notwithstanding the foregoing, whether such a transfer occurred before or after October 1, 2009, no credit for vesting purposes shall be granted prospectively in the WMS 401(k) Plan based on a Transfer-In Employee’s Years of Service and Hours of Service with an employer co-sponsoring this Plan. A Transfer-In Employee shall receive any Employer contributions to this Plan only for the period of time during which he is employed by an Employer co-sponsoring this Plan in accordance with the terms of this Plan and based on his Compensation from his Employer which co-sponsors this Plan.

A Transfer-In Employee’s accrued benefit, if any, in the WMS 401(k) Plan shall remain credited to his accounts in such plan and shall continue to be subject to the terms of such plan. A Transfer-In Employee may request a distribution from the WMS 401(k) Plan, pursuant to the terms of such plan, provided that he is no longer employed by a co-sponsor of the WMS 401(k) Plan or any other entity aggregated with a co-sponsor of such plan under the aggregation requirements of Code Sections 414(b), (c), (m) or (o).

To the extent that a Transfer-In Employee has an original date of hire with the Employer prior to July 1, 2008, he shall be eligible while such employment continues to obtain in-service Employee pre-tax 401(k) contributions hardship withdrawals and pre-tax 401(k) contributions withdrawals after age 59 1/2 from the WMS 401(k) Plan, provided the plan requirements for such withdrawals are met. Notwithstanding the preceding sentence, a Transfer-In Employee whose original hire date with the co-sponsor of the WMS 401(k) Plan is on or after July 1, 2008 shall not be eligible while employed by the Employer to obtain such in-service Employee pre-tax 401(k) contributions hardship withdrawals and pre-tax 401(k) contributions withdrawals after age 59 1/2 from the WMS 401(k) Plan, regardless of the date he transfers employment to a co-sponsor of this Plan. A Transfer-In Employee may not take a participant loan from the WMS 401(k) Plan.

A Transfer-In Employee may make Employee pre-tax 401(k) contributions to the WMS 401(k) Plan and shall receive Employer contributions to the WMS 401(k) Plan only for the period of time through which he is employed by an employer co-sponsoring such plan in accordance with the terms of such plan and based on his Compensation from his employer which co-sponsors such plan.

C. Other Transfer Provisions. If a Transfer-Out Employee or a Transfer-In Employee incurs an Event of Forfeiture under this Plan, the WMS 401(k) Plan, or both plans, then any forfeitures or reinstatement of forfeitures shall occur as to each plan in accordance with the terms of the respective plan(s), and there shall be no transfer of forfeitures or reinstatements of forfeitures between the plans. A Transfer-Out Employee’s service with a co-sponsor of the WMS 401(k) Plan shall not be considered in determining whether an Event of Forfeiture has been incurred in this Plan. Provided further, that a reinstatement of forfeitures in this Plan shall only apply if such an individual is rehired by a co-sponsor of this Plan, subject to the Plan’s normal rules relating to forfeitures and reinstatements of forfeitures as set forth in Article V, Paragraph F, of this Plan.

Notwithstanding any provision of this Plan to the contrary, no service credit shall be granted for eligibility or vesting purposes in this Plan if such Years of Service and Hours of Service would be disregarded under the Plan’s normal break-in-service rules as described in Article III, Paragraph D, and in subparagraphs 2, 3, and 4. of Article VI, Paragraph B, respectively, computed as if that prior service had been with the Employer. No service credit shall be granted for eligibility or vesting purposes in the WMS 401(k) Plan if such Years of Service and Hours of Service would be disregarded under the WMS 401(k) Plan’s normal break-in-service rules.

IN WITNESS WHEREOF, the parties hereto have caused this Plan and Trust to be executed as of this 9th day of December, 2010.

HOMESTREET, INC.

By	/s/ Mark Mason
Its Vice Chairman, President & CEO

HOMESTREET BANK

By	/s/ Mark Mason
Its Chairman, President & CEO

HOMESTREET CAPITAL CORPORATION

By	/s/ Mark Mason
Its Chairman, President & CEO